EXHIBIT 2








---------------------------------------------------------------


                  AGREEMENT AND PLAN OF MERGER


                         BY AND BETWEEN


                          ALRENCO, INC.


                               AND


                            RTO, INC.


                 DATED AS OF SEPTEMBER 28, 1997


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
                  AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated
                                              ---------
as of September 28, 1997, is made by and between Alrenco, Inc., an Indiana corporation ("Alrenco"), and RTO, Inc., a Delaware
                         -------
corporation ("RTO").
              ---

     WHEREAS, the Boards of Directors of Alrenco and RTO deem it advisable and in the best interests of their respective stockholders that RTO merge with and into Alrenco, and such Boards of Directors have approved the merger (the "Merger") of
                                                   ------
RTO with and into Alrenco upon the terms and subject to the conditions set forth herein; and

     WHEREAS, for Federal income tax purposes, it is intended
that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986,
as amended (the "Code"); and
                 ----

     WHEREAS, for accounting and financial reporting purposes, it is intended that the Merger shall be treated as a pooling of interests; and

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, Alrenco and RTO have entered into Option
Agreements dated the date hereof as described herein.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (each, a "Party"), intending to be legally bound,
                         -----
hereby agree as follows:


                            ARTICLE I

                           THE MERGER
     Section 1.1    The Merger.  At the Effective Time
                    ----------
(hereinafter defined), RTO shall merge with and into Alrenco in accordance with the applicable provisions of the laws of the States of Indiana and Delaware. At the Effective Time, the separate corporate existence of RTO shall cease and Alrenco shall be the surviving corporation (the "Surviving Corporation") and
                                   ---------------------
shall succeed to and assume all of the rights and obligations of RTO in accordance with the Indiana Business Corporation Law.

     Section 1.2    Effective Time of The Merger.  The Merger
                    ----------------------------
shall become effective when a properly executed Certificate of Merger is duly filed with the Secretary of State of the State of Delaware and properly executed Articles of Merger are filed with the Secretary of State of the State of Indiana, which filings shall be made as soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all of the conditions to each Party's obligation to consummate the Merger contained in
Article VIII.  When used in this Agreement, the term "Effective
                                                      ---------
Time" shall mean the date and time at which such Certificate of
----
Merger and Articles of Merger are so filed.

                           ARTICLE II

                    THE SURVIVING CORPORATION

     Section 2.1    Articles of Incorporation.  The Articles of
                    -------------------------
Incorporation of the Surviving Corporation at the Effective Time shall be the Certificate of Incorporation of Alrenco as amended and restated in accordance with Exhibit A attached hereto.
                                ---------

     Section 2.2    By-Laws.  Subject to Section 7.9 hereof, the
                    -------
By-Laws of the Surviving Corporation at the Effective Time shall be the By-Laws of Alrenco as amended and restated in accordance with Exhibit B attached hereto.
     ---------

     Section 2.3    Directors of Surviving Corporation.  The
                    ----------------------------------
initial Directors of the Surviving Corporation at the Effective Time shall be the persons specified in Exhibit C attached hereto
                                       ---------
which persons shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation or as otherwise provided by Applicable Law (hereinafter defined).

     Section 2.4    Name of Surviving Corporation.  The name of
                    -----------------------------
the Surviving Corporation shall be as agreed to between the parties prior to the Effective Time.

                           ARTICLE III

                      CONVERSION OF SHARES

     Section 3.1    Exchange Ratio.  At the Effective Time, by
                    --------------
virtue of the Merger and without any action on the part of the holder thereof:

          (a) Each of the shares of RTO's Common Stock, par value $.01 per share (the "Shares") issued and outstanding
                           ------
immediately prior to the Effective Time (other than Shares held in the treasury of RTO) shall be converted into the right to receive ninety (90) (the "Exchange Ratio") shares of Alrenco
                          --------------
Common Stock, par value $.01 per share (the "Alrenco Common
                                             --------------
Stock," and upon such conversion, the "Alrenco Shares"), issuable
-----                                  --------------
upon the surrender of the certificate formerly representing such Share; and

          (b) Each Share held in the treasury of RTO, if any, and each Share held by Alrenco or any subsidiary of Alrenco in RTO immediately prior to the Effective Time shall be canceled and retired and cease to exist.

     Section 3.2    Exchange of Certificates Representing Shares.
                    --------------------------------------------

          (a) As of the Effective Time, Alrenco shall deposit, or shall cause to be deposited, with an exchange agent selected by Alrenco and reasonably satisfactory to RTO (the "Exchange
                                                    --------
Agent"), for the benefit of the holders of Shares, for exchange
-----
in accordance with this Article III, (i) certificates representing the number of Alrenco Shares issuable in the Merger, to be issued in respect of all Shares outstanding immediately prior to the Effective Time and which are to be exchanged pursuant to the Merger (exclusive of Shares to be canceled pursuant to Section 3.1(b)), and (ii) cash to be paid in lieu of the issuance of fractional shares as provided in Section 3.4 hereof (such cash and certificates for Alrenco Shares being hereinafter referred to collectively as the "Exchange Fund").
                                             -------------

          (b) Promptly after the Effective Time, Alrenco shall cause the Exchange Agent to mail (or deliver at its principal office) to each holder of record of a certificate or certificates representing Shares (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the certificates for Shares shall pass, only upon delivery of the certificates for Shares to the Exchange Agent and shall be in such form and have such other provisions, including appropriate provisions with respect to back-up withholding, as Alrenco may reasonably specify, and (ii) instructions for use in effecting the surrender of the certificates for Shares. Upon surrender of a certificate for Shares for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder thereof shall be entitled to receive in exchange therefor that portion of the Exchange Fund which such holder has the right to receive pursuant to the provisions of this Article III, after giving effect to any required withholding tax, and the certificate for Shares so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash to be paid which is in the Exchange Fund as part of the Exchange Ratio. In the event of any transfer of ownership of Shares which has not been registered in the transfer records of RTO, certificates representing the proper number of Alrenco Shares, if any, together with a check in an amount equal to the proper amount of the cash component, if any, of the Exchange Fund, will be issued to the transferee of the certificate representing the transferred Shares presented to the Exchange Agent, accompanied by all documents required to evidence and effect the prior transfer thereof and to evidence that any applicable stock transfer taxes associated with such transfer were paid.

     Section 3.3    Dividends; Transfer Taxes.  No dividends that
                    -------------------------
are declared on Alrenco Shares will be paid to persons entitled to receive certificates representing Alrenco Shares until such persons surrender their certificates representing Shares. Upon such surrender, there shall be paid to the person in whose name the certificates representing such Alrenco Shares shall be issued, any dividends which shall have become payable with respect to such Alrenco Shares between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. If any certificates for any Alrenco Shares are to be issued in a name other than that in which the certificate representing Shares surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Alrenco Shares in a name other than that of the registered holder of the certificate surrendered or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, (i) neither the Exchange Agent nor any Party hereto shall be liable to a holder of Shares for any Alrenco Shares or dividends thereon or, in accordance with Section 3.4 hereof, proceeds of the sale of fractional interests, delivered to a public official pursuant to Applicable Law and (ii) any Alrenco Shares held by the Exchange Agent prior to surrender of certificates representing Shares shall not be deemed issued.

     Section 3.4    No Fractional Securities.  No certificates or
                    ------------------------
scrip representing fractional Alrenco Shares shall be issued upon the surrender for exchange of certificates representing Shares pursuant to this Article III, and no dividend, stock split or other change in the capital structure of RTO shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional securities, each holder of Shares who would otherwise have been entitled to a fraction of an Alrenco Share upon surrender of stock certificates for exchange pursuant to this Article III will be paid cash upon such surrender in an amount equal to the product of such fraction multiplied by the closing sale price of one share of Alrenco Common Stock on the Nasdaq National Market on the day of the Effective Time or, if shares of Alrenco Common Stock are not so traded on such day, the closing sale price of one such share on the next preceding day on which such share was traded on the Nasdaq National Market. For this purpose, Shares of any holder represented by two or more certificates may be aggregated, and in no event shall any holder be paid an amount in respect of more than one Alrenco Share.

     Section 3.5    Closing of RTO Transfer Books.  At the
                    -----------------------------
Effective Time, the stock transfer books of RTO shall be closed and no transfer of Shares shall thereafter be made. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing Alrenco Shares.

     Section 3.6    Closing.  The closing of the transactions
                    -------
contemplated by this Agreement (the "Closing") shall take place
                                     -------
at the offices of King & Spalding, 191 Peachtree Street, Suite 4900, Atlanta, Georgia 30303, at 10:00 a.m., local time, on the later of (a) the date of the Stockholders' meetings referred to in Section 7.4 hereof or (b) the day on which all of the conditions set forth in Article VIII hereof are satisfied or waived, or at such other date, time and place as Alrenco and RTO shall agree.

                           ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF ALRENCO

     Except as otherwise disclosed to RTO in a letter delivered to it prior to the execution hereof (which letter shall contain appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "Alrenco Disclosure Letter"), Alrenco represents
               -------------------------
and warrants to RTO as follows:

     Section 4.1    Organization.  Alrenco is a corporation duly
                    ------------
organized, validly existing and in good standing under the laws of the State of Indiana and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Alrenco is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of Alrenco and the Alrenco Subsidiaries (hereinafter defined), taken as a whole (an "Alrenco Material Adverse Effect"). Alrenco has delivered to RTO
 -------------------------------
prior to the execution of this Agreement complete and correct copies of its Certificate of Incorporation and By-Laws, as amended to date. In all material respects, the minute books of Alrenco contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, the Board of Directors and all committees of the Board of Directors of Alrenco since January 1, 1994.

     Section 4.2    Capitalization.  The authorized capital stock
                    --------------
of Alrenco consists of 20,000,000 shares of Alrenco Common Stock, and 1,000,000 shares of preferred stock, no par value. As of August 31, 1997, (i) 6,076,892 shares of Alrenco Common Stock were issued and outstanding, (ii) employee and non-employee director stock options to acquire 113,803 shares of Alrenco Common Stock (the "Alrenco Employee Stock Options") were
                   ------------------------------
outstanding under all Stock option plans of Alrenco (the "Alrenco
                                                          -------
Employee Stock Option Plans"), (iii) 450,000 shares of Alrenco
---------------------------
Common Stock were reserved for issuance in connection with the Alrenco Employee Stock Option Plans, and (iv) 105,000 shares of Alrenco Common Stock were issued pursuant to the Restricted Stock Agreements. Section 4.2 of the Alrenco Disclosure Letter sets forth a complete and correct list, as of August 31, 1997, of the number of shares of Alrenco Common Stock subject to Alrenco Employee Stock Options, the Restricted Stock Agreements or other rights to purchase or to receive Alrenco Common Stock granted under the Alrenco Employee Stock Option Plans and the Restricted Stock Agreements, the dates of grant and exercise prices thereof. As of August 31, 1997, Alrenco had no treasury shares and no shares of Alrenco Common Stock were held by Alrenco Subsidiaries (hereinafter defined). All of the issued and outstanding shares of Alrenco Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. All of the shares of Alrenco Common Stock issuable in exchange for Shares at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth in this Agreement and except as provided in the Alrenco Option Agreement (hereinafter defined), as of the date of this Agreement, there are no shares of capital stock of Alrenco issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Alrenco to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities. Except as set forth in this Agreement and the Alrenco Option Agreement, after the Effective Time, Alrenco will have no obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise. Except as set forth in this Agreement and the Alrenco Option Agreement, there are not now, and at the Effective Time there will not be, any outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Alrenco to issue, transfer or sell any securities of Alrenco. Other than agreements contemplated by this Agreement, there are not now, and at the Effective Time there will not be, any voting trusts, standstill, stockholder or other agreements or understandings to which Alrenco is a Party or is bound with respect to the voting of, requiring the registration of, or granting any preemptive rights or antidilution rights with respect to, the capital stock of Alrenco.

     Section 4.3    Subsidiaries.  Section 4.3 of the Alrenco
                    ------------
Disclosure Letter lists all corporations, partnerships, joint ventures and other business associations and entities, foreign and domestic, in which Alrenco has any direct or indirect ownership or economic interest.

     Section 4.4    Authority Relative To This Agreement.
                    ------------------------------------
Alrenco has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Alrenco of the transactions contemplated hereby have been duly authorized by the Board of Directors of Alrenco and, except for the approval of Alrenco's stockholders to be sought at the stockholders' meeting contemplated by Section 7.4(b) hereof, no other corporate action or proceedings on the part of Alrenco are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Alrenco and constitutes a valid and binding agreement of Alrenco, enforceable against Alrenco in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

     Section 4.5    Consents and Approvals; No Violations.
                    -------------------------------------
Except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the
                                         -------
Securities Act of 1933, as amended (the "Securities Act"), the
                                         --------------
Securities Exchange Act of 1934, as amended (the "Exchange Act"),
                                                  ------------
state laws relating to takeovers, if applicable, state securities or blue sky laws, and the filing of an appropriate certificate of merger (the "Certificate of Merger") in such form as required by,
             ---------------------
and executed in accordance with the relevant provisions of, the Indiana Business Corporation Law, no filing with, and no permit, authorization, consent or approval of, any Governmental Authority (hereinafter defined) is necessary for the consummation by Alrenco of the transactions contemplated by this Agreement, except for such filings, permits, authorizations, consents or approvals the failure of which to be made or obtained would not individually or in the aggregate have an Alrenco Material Adverse Effect. Neither the execution and delivery of this Agreement by Alrenco nor the consummation by Alrenco of the transactions contemplated hereby, nor compliance by Alrenco with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the Articles of Incorporation or By-Laws of Alrenco, (b) result in a violation or breach of, or constitute (with or without the notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Alrenco is a Party or by which any of them or any of their properties or assets may be bound, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Alrenco or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which would not individually or in the aggregate have an Alrenco Material Adverse Effect.

     Section 4.6    Reports and Financial Statements.  Alrenco
                    --------------------------------
has timely filed all reports required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the
                                         ---
Exchange Act since January 1, 1996 (collectively, the "Alrenco
                                                       -------
SEC Reports").  As of their respective dates, the Alrenco SEC
-----------
Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Alrenco SEC Reports. None of such Alrenco SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited balance sheets of Alrenco and the related audited statements of operations, stockholders equity and cash flows and unaudited interim financial statements included in the Alrenco SEC Reports complied as to form, as of their respective dates of filing with the SEC in all material respects, with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly presented the consolidated financial position and the results of operations and the changes in financial position of Alrenco and its consolidated subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except
  ----
as otherwise noted therein.

     Section 4.7    Absence of Certain Changes or Events.  Except
                    ------------------------------------
as set forth in the Alrenco SEC Reports, since December 31, 1996, Alrenco has not: (a) taken any of the actions set forth in
Section 6.2(b), 6.2(c) or 6.2(e) hereof; (b) suffered any material adverse change in the business, financial condition, results of operations, properties, assets or liabilities of Alrenco; or (c) subsequent to such date, except as permitted by
Section 6.2 hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices.

     Section 4.8    Litigation.  Except for litigation disclosed
                    ----------
in (i) the notes to the financial statements included in Alrenco's Annual Report to Stockholders for the year ended December 31, 1996 or (ii) the Alrenco SEC Reports, there is no suit, action or proceeding pending or, to the best of Alrenco's knowledge, threatened against or affecting Alrenco, the outcome of which would individually or in the aggregate have an Alrenco Material Adverse Effect; nor is there any judgment, decree, injunction, citation, settlement agreement, rule or order of any federal, regional, state or local political subdivision, any governmental or administrative body, instrumentality, department or agency or any court, administrative hearing body, commission or similar dispute resolving panel or body, or any other body exercising the executive, legislative, judicial, regulatory or administrative functions of a government (collectively, a "Governmental Authority") outstanding against Alrenco having, or
 ----------------------
which, insofar as can reasonably be foreseen, in the future may have, any such effect.

     Section 4.9    Contracts and Commitments. Except as
                    -------------------------
disclosed in the Alrenco SEC Reports, Alrenco is not a Party to and is not bound by any of the following:
          (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

          (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, the business of Alrenco (including, for purposes of this Section 4.9, RTO and the RTO Subsidiaries, assuming the Merger has taken place) is or would be conducted; or

        (iii) any contract or other agreement which would prohibit or materially delay the consummation of the Merger or any of the other transactions contemplated hereby (all such contracts of the type described in clauses (i), (ii) and (iii) of this Section 4.9 being referred to herein as "Alrenco Material Contracts").
      --------------------------


Each Alrenco Material Contract is valid and binding on Alrenco and is in full force and effect, and Alrenco has in all material respects performed all obligations to be performed by it to date under each Alrenco Material Contract, except where such non-performance, individually or in the aggregate, would not have an Alrenco Material Adverse Effect. Alrenco does not know of, nor has it received notice of, any violation or default under (nor, to the knowledge of Alrenco, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Alrenco Material Contract.

     Section 4.10   Information in Disclosure Documents and
                    ---------------------------------------
Registration Statement.  None of the information to be supplied
----------------------
by Alrenco for inclusion or incorporation by reference in (a) the Registration Statement to be filed with the SEC by Alrenco on Form S-4 under the Securities Act for the purpose of registering the offering of the Alrenco Shares to be issued in the Merger (the "Registration Statement") or (b) the joint proxy
      ----------------------
statement/prospectus to be distributed in connection with Alrenco's and RTO's meetings of stockholders to vote upon this Agreement (the "Proxy Statement") will, in the case of the
                ---------------
Registration Statement, at the time it becomes effective and at the Effective Time or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto and at the time of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Alrenco with respect to statements made or incorporated by reference therein based on information supplied by RTO specifically for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement. The Registration Statement and the Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder.

     Section 4.11   Absence of Undisclosed Liabilities.  Except
                    ----------------------------------
for liabilities or obligations which (i) are accrued or reserved against in Alrenco's financial statements (or reflected in the notes thereto) included in the Alrenco SEC Reports, or (ii) were incurred after December 31, 1996 in the ordinary course of business and consistent in type and amount with past practices, Alrenco does not have any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a corporate balance sheet or the notes thereto.

     Section 4.12   No Default.  Alrenco is not in default or
                    ----------
violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) its Articles of Incorporation or By-Laws, (b) any note, bond, mortgage, indenture, license, agreement, contract, lease, commitment or other obligation to which Alrenco is a Party or by which it or any of its properties or assets may be bound, or (c) any order, writ, injunction, decree, statute, rule or regulation applicable to Alrenco, except in the case of clauses (b) and (c) above for defaults or violations which would not individually or in the aggregate have an Alrenco Material Adverse Effect.

     Section 4.13   Tax Returns; Taxes.
                    ------------------

          (a)  For purposes of this Agreement, "Tax" means any
                                                ---
federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duty, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not; "Tax Return" means any return, declaration,
                  ----------
report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereto.

          (b) Alrenco has filed all Tax Returns that it was required to file and all such Tax Returns were correct and complete in all respects. All Taxes owed by Alrenco (whether or not shown on any Tax Return) which are due and payable have been paid. Except as set forth in the Alrenco Disclosure Letter, Alrenco is not currently the beneficiary of any extension of time within which to file any Tax Return. Except as set forth in the Alrenco Disclosure Letter, no taxing authority in a jurisdiction where Alrenco does not file Tax Returns has claimed in writing that Alrenco is or may be subject to taxation by that jurisdiction.

          (c) Alrenco has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (d) Except as set forth in the Alrenco Disclosure Letter, there is no dispute or claim concerning any Tax liability of Alrenco either (i) claimed or raised by any taxing authority in writing or (ii) as to which any shareholder or employee of Alrenco responsible for Tax matters of Alrenco has knowledge based upon personal contact with any agent of such authority.

          (e) Alrenco has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to assessment of Taxes.

          (f) All accounting periods and methods used by Alrenco for Tax purposes are permissible periods and methods, and Alrenco is not required to make any adjustments to its income under
Section 481 of the Code in taxable years for which Tax Returns have not yet been filed. Alrenco has not filed a consent under
Section 341(f) of the Code concerning collapsible corporations. Alrenco has not made nay payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. Alrenco is not a party to any Tax allocation or sharing agreement. Alrenco (i) has not been a member of an affiliated group filing a consolidated federal income Tax return in any taxable year ending after December 31, 1992 and (ii) has no liability for the Taxes of any person other than Alrenco under Treasury Regulation
Section 1.1502-6 or any similar provision of state, local or foreign law, as a transferee or successor, by contract, or otherwise.

          (g) The unpaid Taxes of Alrenco did not, as of December 31, 1996, exceed the reserve for Taxes (excluding any reserve for deferred taxes attributable to differences between the timing of income or deductions for tax and financial accounting purposes) set forth on the balance sheet as of December 31, 1996 (excluding any nots thereto) contained in the Alrenco SEC Reports.

          (h)  Neither Alrenco nor any of the Alrenco
Subsidiaries has taken any action or has notice of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     Section 4.14   Title to Properties; Encumbrances.  Except as
                    ---------------------------------
otherwise provided in this Section 4.14, Alrenco has good, valid and marketable title to, or a valid leasehold interest in, all of its properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the balance sheet of Alrenco as of December 31, 1996 included in Alrenco's Annual Report on Form 10-K for the period ended on such date (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since December 31, 1996). None of such properties or assets are subject to any liability, obligation, claim, lien, mortgage, pledge, security interest, conditional sale agreement, charge or encumbrance of any kind (whether absolute, accrued, contingent or otherwise), except for
(i) minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the property or assets subject thereto and do not impair the operations of Alrenco, (ii) liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, and (iii) mortgages on real property in an aggregate amount not greater than $50,000.

     Section 4.15   Compliance With Applicable Law.  Alrenco is
                    ------------------------------
in compliance with all applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments or decrees of all governmental authorities (federal, state, local, or otherwise) (collectively, "Applicable Law"), except where the
                              --------------
failure to be in such compliance would not individually or in the aggregate have an Alrenco Material Adverse Effect.

     Section 4.16   Labor Matters.
                    -------------

          (a) Alrenco is not a Party to, or bound by, any collective bargaining agreement with a labor union or labor organization;

          (b) There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of Alrenco, threatened against Alrenco relating to its business, except for such proceedings which would not individually or in the aggregate have an Alrenco Material Adverse Effect; and

          (c) To the knowledge of Alrenco, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Alrenco.

     Section 4.17   Employee Benefit Plans; ERISA.
                    -----------------------------

          (a) With respect to each material bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement (including but not limited to employment agreements) or arrangement (the "Alrenco Plans"), currently
                                 -------------
maintained or contributed to or required to be contributed to by
(i) Alrenco or (ii) any trade or business, whether or not incorporated (an "Alrenco ERISA Affiliate"), that together with
                  -----------------------
Alrenco is a "single employer" within the meaning of section 4001 of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), for the benefit of any employee or former employee of
  -----
Alrenco or any Alrenco ERISA Affiliate, Alrenco has heretofore delivered to RTO true and complete copies of each of the following documents:

          (i) a copy of each Alrenco Plan that is in writing (including all amendments thereto), including (1) all severance and employment agreements of Alrenco with directors, executive officers or key employees, (2) all severance programs and policies of Alrenco and (3) all plans or arrangements of Alrenco relating to its employees which contain change in control provisions;

          (ii) a copy of the annual report and actuarial report, if required under ERISA, with respect to each such Alrenco
     Plan for the last two plan years ending prior to the date hereof;

         (iii) a copy of the most recent Summary Plan
     Description, together with each Summary of Material
     Modifications, if required under ERISA, with respect to such Alrenco Plan;

          (iv) if the Alrenco Plan is funded through a trust or any other third Party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements with respect to the last reporting period ended immediately prior to the date hereof; and

          (v) the most recent determination letter received prior to the date hereof from the Internal Revenue Service with respect to each Alrenco Plan intended to qualify under section 401 of the Code.

          (b) No liability under Title IV of ERISA has been incurred by Alrenco or any Alrenco ERISA Affiliate that has not been satisfied in full when due, and no condition exists that presents a material risk to Alrenco or any Alrenco ERISA Affiliate of incurring a liability under such Title which would individually or in the aggregate have an Alrenco Material Adverse Effect or give rise to a lien under Title IV of ERISA.

          (c) No Alrenco Plan subject to the minimum funding requirements of section 412 of the Code or section 302 of ERISA or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such Alrenco Plan ended prior to the date hereof; and all contributions required to be made with respect thereto (whether pursuant to the terms of any such Alrenco Plan or otherwise) on or prior to the date hereof have been timely made.

          (d) No Alrenco Plan is a "multiemployer pension plan," as defined in section 3(37) of ERISA, nor is any Alrenco Plan a plan described in Section 4063(a) of ERISA.

          (e) Each Alrenco Plan intended to be "qualified" within the meaning of section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to its qualification and, to the knowledge of Alrenco, no amendment has been made to any such Alrenco Plan since the date of such letter that is likely to result in the disqualification of such Alrenco Plan.

          (f) Each of the Alrenco Plans has been operated and administered in all respects in accordance with Applicable Law, including, but not limited to, ERISA and the Code, except for any failure to so operate or administer such Alrenco Plans that would not individually or in the aggregate have an Alrenco Material Adverse Effect.

          (g) Except as expressly provided in this Agreement, any exhibit hereto, an Alrenco Plan or as otherwise agreed in writing by Alrenco and RTO, neither the execution and delivery of this Agreement nor the Merger nor the consummation of any of the other transactions contemplated by this Agreement will:

          (i) entitle any current or former officer, director, employee or consultant of Alrenco to severance pay, unemployment compensation or any other payment, or

          (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such officer, director, employee or consultant.

          (h) With respect to each Alrenco Plan that is funded wholly or partially through an insurance policy, Alrenco does not have any current liability under any such insurance policy in the nature of a retroactive rate adjustment or loss sharing arrangement arising wholly or partially out of events occurring prior to the Closing other than any such liability that individually or in the aggregate would not have an Alrenco Material Adverse Effect.

          (i) There are no pending or, to the knowledge of Alrenco, threatened claims by or on behalf of any of the Alrenco Plans, by any employee or beneficiary covered under any such Alrenco Plan involving any such Alrenco Plan (other than routine claims for benefits), other than any such claims that would not individually or in the aggregate have an Alrenco Material Adverse Effect.

          (j) Neither Alrenco nor, to the knowledge of Alrenco, any Alrenco ERISA Affiliate, any of the Alrenco Plans, any trust created thereunder, or any trustee or administrator thereof has engaged in a transaction in connection with which Alrenco or, to the knowledge of Alrenco, any Alrenco ERISA Affiliate, any of the Alrenco Plans, any such trust, or any trustee or administrator thereof, or any Party dealing with the Alrenco Plans or any such trust is likely to be subject to either a civil liability under section 409 of ERISA or section 502(i) of ERISA, or a tax imposed pursuant to section 4975 or 4976 of the Code, other than any such liability or tax that would not individually or in the aggregate have an Alrenco Material Adverse Effect.

     Section 4.18   Vote Required.  Authorization of the Merger
                    -------------
and the issuance of the Alrenco Shares to be issued in the Merger shall require the affirmative vote of the holders of a majority of Alrenco Common Stock voted at the stockholders' meeting referred to in Section 7.4(b). No other vote of the shareholders of Alrenco is required by law, the Articles of Incorporation or By-Laws of Alrenco or otherwise in order for Alrenco to consummate the Merger and the transactions contemplated hereby.

     Section 4.19   Opinion of Financial Advisor.  The Board of
                    ----------------------------
Directors of Alrenco (at a meeting duly called and held) has unanimously determined that the transactions contemplated hereby are fair to and in the best interests of Alrenco. The Board of Directors of Alrenco has received the opinion of Equitable Securities Corporation, Alrenco's financial advisor, substantially to the effect that the Exchange Ratio is fair to Alrenco from a financial point of view.

     Section 4.20   Takeover Status.  The Board of Directors of
                    ---------------
Alrenco has taken all appropriate action so that the execution and delivery of this Agreement and the Alrenco Option Agreement and the consummation of the Merger and the other transactions contemplated thereby will not be restricted by, or otherwise subject to, the provisions of Chapter 43 of the Indiana Business Corporation Law.

     Section 4.21   Accounting Matters.  To its knowledge,
                    ------------------
Alrenco has not taken or agreed to take any action that would prevent the business combination to be effected by the Merger from being accounted for as a pooling of interest and Alrenco has no reason to believe that the Merger will not qualify for pooling of interest accounting.

     Section 4.22   Brokers.  Except for Equitable Securities
                    -------
Corporation, Alrenco's financial advisor, no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Alrenco, and Alrenco's fee arrangements with Equitable Securities Corporation have been disclosed to RTO.


                            ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF RTO

     Except as otherwise disclosed to Alrenco in a letter
delivered to it prior to the execution hereof (which letter shall contain appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "RTO Disclosure Letter"), RTO represents and
               ---------------------
warrants to Alrenco as follows:

     Section 5.1    Organization.  RTO is a corporation duly
                    ------------
organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. RTO is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of RTO and the RTO Subsidiaries (hereinafter defined), taken as a whole (an "RTO Material Adverse Effect").
                                ---------------------------
RTO has delivered to Alrenco prior to the execution of this Agreement complete and correct copies of its Certificate of Incorporation and By-laws, as amended to date. In all material respects, the minute books of RTO contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, the Board of Directors and all committees of the Board of Directors of RTO since January 1, 1994.

     Section 5.2    Capitalization.  The authorized capital stock
                    --------------
of RTO consists of 75,000,000 Shares, and 10,000,000 shares of preferred stock, par value $.01 per share. As of August 31, 1997, (i) 120,959.47 Shares were issued and outstanding, (ii) employee stock options to acquire 11,333 Shares (the "RTO
                                                      ---
Employee Stock Options") were outstanding under the employee
----------------------
stock option plan of RTO (the "RTO Employee Stock Option Plan"),
                               ------------------------------
(iii) 11,348 Shares were reserved for issuance in connection with the RTO Employee Stock Option Plan, (iv) non-employee director stock options to acquire 564 Shares (the "RTO Director Stock
                                          ------------------
Options") were outstanding under the non-employee director stock
-------
option plan (the "RTO Director Stock Option Plan"), (v) 5,000
                  ------------------------------
Shares are reserved for issuance under the RTO Director Stock Option Plan, and (vi) convertible notes in the aggregate principal amount of $5,000,000 were outstanding which are convertible into 4,000 Shares. Section 5.2 of the RTO Disclosure Letter sets forth a complete and correct list, as of August 31, 1997, of the number of shares of RTO Common Stock subject to RTO Employee Stock Options, RTO Director Stock Options or other rights to purchase or to receive RTO Common Stock granted under the RTO Employee Stock Option Plan and the RTO Director Stock Option Plan, the dates of grant and exercise prices thereof. As of August 31, 1997, RTO had no treasury shares and no Shares were held by RTO Subsidiaries (as hereinafter defined). All of the issued and outstanding Shares are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth in this Agreement and except as provided in RTO Option Agreement (hereinafter defined), there are not now, and at the Effective Time, there will not be, any shares of capital stock of RTO issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating RTO to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock. Except as provided in this Agreement and the RTO Option Agreement, after the Effective Time, RTO will have no obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise. Other than the agreements contemplated by this Agreement and the RTO Option Agreement, there are not now, and at the Effective Time there will not be, any voting trusts, standstill, stockholder or other agreements or understandings to which RTO is a party or is bound with respect to the voting of, requiring the registration of, or granting any preemptive rights or antidilution rights with respect to, the capital stock of RTO.

     Section 5.3    Subsidiaries. Section 5.3 of the RTO
                    ------------
Disclosure Letter lists all corporations, partnerships, joint ventures and other business associations and entities, foreign and domestic, in which RTO has any direct or indirect ownership or economic interest. (Such corporations, partnerships, joint ventures or other business entities of which RTO owns, directly or indirectly, greater than 50% of the shares of capital stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body of such entity are hereinafter referred to as the "RTO Subsidiaries".)
                    ----------------

          (a) Each RTO Subsidiary that is a corporation is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each RTO Subsidiary that is a partnership or a limited liability company is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation.

          (b) Each RTO Subsidiary has the corporate power, the partnership power or the company power, as the case may be, to carry on its business as it is now being conducted or presently proposed to be conducted.

          (c) Each RTO Subsidiary that is a corporation is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have an RTO Material Adverse Effect. Each RTO Subsidiary that is a partnership is duly qualified as a foreign partnership authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have an RTO
Material Adverse Effect.   Each RTO subsidiary that is a limited
liability company is duly qualified as a foreign limited liability company authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have an RTO Material Adverse Effect.

          (d) All of the outstanding shares of capital stock of the RTO Subsidiaries that are corporations are duly authorized, validly issued, fully paid and nonassessable and are free of preemptive rights. All of the outstanding ownership interests of the RTO Subsidiaries that are partnerships or limited liability companies are duly authorized, validly issued, fully paid and nonassessable and are free of preemptive rights.

          (e) All of the outstanding shares of capital stock of, or other ownership interests in, each of the RTO Subsidiaries owned by RTO or an RTO Subsidiary are owned by RTO or by an RTO Subsidiary free and clear of any liens, claims, charges or encumbrances. Except as set forth in Section 5.2 hereof, there are not now, and at the Effective Time there will not be, any outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating RTO or any RTO Subsidiary to issue, transfer or sell any securities of RTO or any RTO Subsidiary.

          (f) Other than agreements contemplated by this Agreement and except as disclosed in Schedule 5.3(f), there are
                                     ---------------
not now, and at the Effective Time there will not be, any voting trusts, standstill, stockholder or other agreements or understandings to which RTO or any of the RTO Subsidiaries is a Party or is bound with respect to the voting of, requiring the registration of, or granting any preemptive rights or antidilution rights with respect to, the capital stock of RTO or any of the RTO Subsidiaries.

     Section 5.4    Authority Relative To This Agreement.  RTO
                    ------------------------------------
has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by RTO of the transactions contemplated hereby have been duly authorized by RTO's Board of Directors and, except for the approval of RTO's stockholders to be sought at the stockholders meeting contemplated by Section 7.4(a) hereof, no other corporate action or proceedings on the part of RTO are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by RTO and constitutes a valid and binding agreement of RTO, enforceable against RTO in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

     Section 5.5    Consents and Approvals; No Violations.
                    -------------------------------------
Except for applicable requirements of the HSR Act, the Securities Act, the Exchange Act, state laws relating to takeovers, if applicable, state securities or blue sky laws, and the filing and recordation of the Certificate of Merger as required by the Delaware General Corporation Law (the "DGCL"), no filing with,
                                       ----
and no permit, authorization, consent or approval of, any Governmental Authority is necessary for the consummation by RTO of the transactions contemplated by this Agreement, except for such filings, permits, authorizations, consents or approvals the failure of which to be made or obtained would not individually or in the aggregate have an RTO Material Adverse Effect. Neither the execution and delivery of this Agreement by RTO, nor the consummation by RTO of the transactions contemplated hereby, nor compliance by RTO with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the Certificate of Incorporation or By-Laws of RTO or any of the RTO Subsidiaries, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which RTO or any of the RTO Subsidiaries is a Party or by which any of them or any of their properties or assets may be bound, or (c) violate any other, writ, injunction, decree, statute, rule or regulation applicable to RTO, any of the RTO Subsidiaries or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which would not individually or in the aggregate have an RTO Material Adverse Effect.

     Section 5.6    RTO Financial Statements.  Prior to the
                    ------------------------
execution of this Agreement, RTO has delivered to Alrenco true and complete copies of the audited balance sheets of RTO and its consolidated subsidiaries at December 31,1995 and 1996 and unaudited balance sheets of RTO and its consolidated subsidiaries at March 31, 1997, and the related audited or unaudited consolidated statements of operations, stockholders' equity and cash flows for each of the three year periods ended December 31, 1996, and the unaudited consolidated statements of operations for the three months ended March 31, 1997 (the "RTO Financial
                                            -------------
Statements").  Each of such RTO Financial Statements fairly
----------
presents the consolidated financial position and the results of operations and changes in financial position of RTO and its consolidated subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise noted therein.

     Section 5.7    Absence of Certain Changes or Events.  Except
                    ------------------------------------
as set forth in the RTO Financial Statements or the RTO Disclosure Letter, since December 31, 1996, neither RTO nor any of the RTO Subsidiaries has: (a) taken any of the actions set forth in Section 6.1(b), 6.1(c) or 6.1(e) hereof; (b) suffered any material adverse change in the business, financial condition, results of operations, properties, assets or liabilities of RTO and the RTO Subsidiaries taken as a whole; or (c) subsequent to such date, except as permitted by Section 6.1 hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices.

     Section 5.8    Litigation.  There is no suit, action or
                    ----------
proceeding pending or, to the best of RTO's knowledge, threatened against or affecting RTO or any of the RTO Subsidiaries, the outcome of which would individually or in the aggregate have an RTO Material Adverse Effect; nor is there any judgment, decree, injunction, citation, settlement agreement, rule or order of any Governmental Authority outstanding against RTO or any of the RTO Subsidiaries having, or which, insofar as can reasonably be foreseen, in the future may have, any such effect.

     Section 5.9    Contracts and Commitments.  Neither RTO nor
                    -------------------------
any RTO Subsidiary is a Party to or is bound by any of the following:

          (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

          (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, the business of RTO and the RTO Subsidiaries (including, for purposes of this Section 5.9, Alrenco and the Alrenco Subsidiaries, assuming the Merger has taken place) is or would be conducted; or

        (iii) any contract or other agreement which would prohibit or materially delay the consummation of the Merger or any of the other transactions contemplated hereby (all such contracts of the type described in clauses (i), (ii) and (iii) of this Section 5.9 being referred to herein as "RTO Material Contracts").
      ----------------------

Each RTO Material Contract is valid and binding on RTO (or, to the extent that an RTO Subsidiary is a Party, such RTO Subsidiary) and is in full force and effect, and RTO and each RTO Subsidiary have in all material respects performed all obligations to be performed by them to date under each RTO Material Contract, except where such non-performance, individually or in the aggregate, would not have an RTO Material Adverse Effect. Neither RTO nor any RTO Subsidiary knows of, or has received notice of, any violation or default under (nor, to the knowledge of RTO, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any RTO Material Contract.

     Section 5.10   Information in Disclosure Documents and
                    ---------------------------------------
Registration Statement.  None of the information to be supplied
----------------------
by RTO for inclusion or incorporation by reference in the Proxy Statement or the Registration Statement will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time or, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto and at the time of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they made, not misleading, except that no representation or warranty is made by RTO with respect to statements made or incorporated by reference therein based on information supplied by Alrenco specifically for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement.

     Section 5.11   Absence of Undisclosed Liabilities.  Except
                    ----------------------------------
for liabilities or obligations which (i) are accrued or reserved against in RTO's Financial Statements (or reflected in the notes thereto), or (ii) were incurred after December 31, 1996 in the ordinary course of business and consistent in type and amount with past practices, neither RTO nor any RTO Subsidiary has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a corporate balance sheet or the notes thereto.

     Section 5.12   No Default.  Neither RTO nor any of the RTO
                    ----------
Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) its Certificate of Incorporation or By-Laws, (b) any note, bond, mortgage, indenture, license, agreement, contract, lease, commitment or other obligation to which RTO or any of the RTO Subsidiaries is a Party or by which it or any of its properties or assets may be bound, or (c) any order, writ, injunction, decree, statute, rule or regulation applicable to RTO or any of the RTO Subsidiaries, except in the case of clauses (b) and (c) above for defaults or violations which would not individually or in the aggregate have an RTO Material Adverse Effect.

     Section 5.13   Tax Returns; Taxes.
                    ------------------

          (a)  For purposes of this Agreement, "Tax" means any
                                                ---
federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duty, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not; "Tax Return" means any return, declaration,
                  ----------
report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereto.

          (b) RTO has filed all Tax Returns that it was required to file and all such Tax Returns were correct and complete in all respects. All Taxes owed by RTO (whether or not shown on any Tax Return) which are due and payable have been paid. Except as set forth in the RTO Disclosure Letter, RTO is not currently the beneficiary of any extension of time within which to file any Tax Return. Except as set forth in the RTO Disclosure Letter, no taxing authority in a jurisdiction where RTO does not file Tax Returns has claimed in writing that RTO is or may be subject to taxation by that jurisdiction.

          (c) RTO has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (d) Except as set forth in the RTO Disclosure Letter, there is no dispute or claim concerning any Tax liability of RTO either (i) claimed or raised by any taxing authority in writing or (ii) as to which any shareholder or employee of RTO responsible for Tax matters of RTO has knowledge based upon personal contact with any agent of such authority.

          (e) RTO has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to assessment of Taxes.

          (f) All accounting periods and methods used by RTO for Tax purposes are permissible periods and methods, and RTO is not required to make any adjustments to its income under Section 481 of the Code in taxable years for which Tax Returns have not yet been filed. RTO has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. RTO has not made nay payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. RTO is not a party to any Tax allocation or sharing agreement. RTO (or its predecessors) (i) has not been a member of an affiliated group filing a consolidated federal income Tax return in any taxable year ending after December 31, 1992 and (ii) has no liability for the Taxes of any person other than RTO under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law, as a transferee or successor, by contract, or otherwise.

          (g) The unpaid Taxes of RTO did not, as of December 31, 1996, exceed the reserve for Taxes (excluding any reserve for deferred taxes attributable to differences between the timing of income or deductions for tax and financial accounting purposes) set forth on the balance sheet as of December 31, 1996 (excluding any nots thereto) contained in the RTO Financial Statements.

          (h) Neither RTO nor any of the RTO Subsidiaries has taken any action or has notice of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Code.

     Section 5.14   Title To Properties; Encumbrances.  Except as
                    ---------------------------------
otherwise provided in this Section 5.14, each of RTO and the RTO Subsidiaries has good, valid and marketable title to, or a valid leasehold interest in, all of its properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the consolidated balance sheet of RTO and the RTO Subsidiaries as of December 31, 1996 for the period ended on such date (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since December 31,
1996). None of such properties or assets are subject to any liability, obligation, claim, lien, mortgage, pledge, security interest, conditional sale agreement, charge or encumbrance of any kind (whether absolute, accrued, contingent or otherwise), except for (i) minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the property or assets subject thereto, and do not impair the operations of RTO and the RTO Subsidiaries,
(ii) liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, and (iii) mortgages on real property in an aggregate amount not greater than $50,000.

     Section 5.15   Compliance with Applicable Laws.  Each of RTO
                    -------------------------------
and the RTO Subsidiaries is in compliance with Applicable Law, except where the failure to be in such compliance would not individually or in the aggregate have an RTO Material Adverse Effect.

     Section 5.16   Labor Matters.
                    -------------

          (a) Neither RTO nor any of the RTO Subsidiaries is a Party to, or bound by, any collective bargaining agreement with a labor union or labor organization;

          (b) There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of RTO, threatened against RTO or any of the RTO Subsidiaries relating to their business, except for any such proceeding which would not individually or in the aggregate have an RTO Material Adverse Effect; and

          (c)  To the knowledge of RTO, there are no
organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of RTO or any of the RTO Subsidiaries.

     Section 5.17   Employee Benefit Plans; ERISA.
                    -----------------------------

          (a) With respect to each material bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement (including, but not limited to, employment agreements) or arrangement (the "RTO Plans"), currently
                                 ---------
maintained or contributed to or required to be contributed to by
(i) RTO, (ii) any RTO Subsidiary or (iii) any trade or business, whether or not incorporated (a "RTO ERISA Affiliate"), that
                                -------------------
together with RTO or any RTO Subsidiary is a "single employer" within the meaning of section 4001 of ERISA, for the benefit of any employee or former employee of RTO, any RTO Subsidiary or any RTO ERISA Affiliate, RTO has heretofore delivered to Alrenco true and complete copies of each of the following documents:

          (i) a copy of each RTO Plan that is in writing (including all amendments thereto), including (1) all severance and employment agreements of RTO with directors, executive officers or key employees, (2) all severance programs and policies of RTO and each RTO Subsidiary, and
     (3) all plans or arrangements of RTO and each RTO Subsidiary relating to its employees which contain change in control provisions;

         (ii) a copy of the annual report and actuarial report, if required under ERISA, with respect to each such RTO Plan for the last two plan years ending prior to the date hereof;

        (iii)  a copy of the most recent Summary Plan
     Description, together with each Summary of Material
     Modifications, if required under ERISA, with respect to such RTO Plan;

         (iv) if the RTO Plan is funded through a trust or any other third Party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements with respect to the last reporting period ended immediately prior to the date hereof; and

          (v) the most recent determination letter received prior to the date hereof from the Internal Revenue Service with respect to each RTO Plan intended to qualify under section 401 of the Code.

          (b) No liability under Title IV of ERISA has been incurred by RTO, any RTO Subsidiary or any RTO ERISA Affiliate that has not been satisfied in full when due, and no condition exists that presents a material risk to RTO or any RTO Subsidiary or any RTO ERISA Affiliate of incurring a liability under such Title which would individually or in the aggregate have an RTO Material Adverse Effect, or give rise to a lien under Title IV of ERISA.

          (c) No RTO Plan subject to the minimum funding requirements of section 412 of the Code or section 302 of ERISA or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such RTO Plan ended prior to the date hereof; and all contributions required to be made with respect thereto (whether pursuant to the terms of any such RTO Plan or otherwise) on or prior to the date hereof have been timely made.

          (d) No RTO Plan is a "multiemployer pension plan," as defined in section 3(37) of ERISA, nor is any RTO Plan a plan described in section 4063(a) of ERISA.

          (e) Each RTO Plan intended to be "qualified" within the meaning of section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to its qualification and, to the knowledge of RTO, no amendment has been made to any such RTO Plan since the date of such letter that is likely to result in the disqualification of such RTO Plan.

          (f) Each of the RTO Plans has been operated and administered in all respects in accordance with Applicable Law, including, but not limited to, ERISA and the Code, except for any failure to so operate or administer such RTO Plans that would not individually or in the aggregate have an RTO Material Adverse Effect.

          (g) Except as expressly provided in this Agreement, any exhibit hereto, a RTO Plan or as otherwise agreed in writing by Alrenco and RTO, neither the execution and delivery of this Agreement nor the Merger nor the consummation of any of the transactions contemplated by this Agreement will:

         (i) entitle any current or former officer, director, employee or consultant of RTO or any RTO Subsidiary to severance pay, unemployment compensation or any other payment, or

        (ii) accelerate the time of payment or vesting or increase the amount of compensation due any such officer, director, employee or consultant.

          (h) With respect to each RTO Plan that is funded wholly or partially through an insurance policy, RTO and the RTO Subsidiaries do not have any current liability under any such insurance policy in the nature of a retroactive rate adjustment or loss sharing arrangement arising wholly or partially out of events occurring prior to the Closing other than any such liability that individually or in the aggregate would not have an RTO Material Adverse Effect.

          (i) There are no pending or, to the knowledge of RTO, threatened claims by or on behalf of any of the RTO Plans, by any employee or beneficiary covered under any such RTO Plan involving any such RTO Plan (other than routine claims for benefits), other than any such claims that would not individually or in the aggregate have an RTO Material Adverse Effect.

          (j) Neither RTO nor any RTO Subsidiary or, to the knowledge of RTO, any RTO ERISA Affiliate, any of the RTO Plans, any trust created thereunder, or any trustee or administrator thereof has engaged in a transaction in connection with which RTO or any RTO Subsidiary or, to the knowledge of RTO, any RTO ERISA Affiliate, any of the RTO Plans, any such trust or trustee or administrator thereof, or any Party dealing with the RTO Plans or any such trust is likely to be subject to either a civil liability under section 409 of ERISA or section 502(i) of ERISA, or a tax imposed pursuant to section 4975 or 4976 of the Code other than any such liability or tax that would not individually or in the aggregate have an RTO Material Adverse Effect.

     Section 5.18   Vote Required.  Approval of the Merger by the
                    -------------
stockholders of RTO shall require the affirmative vote of the holders of a majority of the outstanding Shares at the stockholders' meeting referred to in Section 7.4(a). No other vote of the stockholders of RTO is required by law, the Certificate of Incorporation or By-Laws of RTO or otherwise in order for RTO to consummate the Merger and the transactions contemplated hereby.

     Section 5.19   Vote of Board.  The Board of Directors of RTO
                    -------------
(at a meeting duly called and held) has unanimously determined that the transactions contemplated hereby are fair to and in the best interests of RTO.

     Section 5.20   Takeover Status.  The Board of Directors of
                    ---------------
RTO has taken all appropriate action so that Alrenco will not be an "interested stockholder" within the meaning of Section 203 of the DGCL by virtue of the execution and delivery of this Agreement or the RTO Option Agreement or the consummation of the Merger or any of the other transactions contemplated hereby.

     Section 5.21   Accounting Matters.  To its knowledge,
                    ------------------
neither RTO nor any of the RTO Subsidiaries has taken or agreed to take any action that would prevent the business combination to be effected by the Merger from being accounted for as a pooling of interest and RTO has no reason to believe that the Merger will not qualify for pooling of interest accounting.

     Section 5.22   Brokers.  Except for Stephens Inc. and
                    -------
Donaldson, Lufkin & Jenrette Securities Corporation, RTO's financial advisors, no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of RTO, and RTO's fee arrangements with Stephens Inc. and Donaldson, Lufkin & Jenrette Securities Corporation have been disclosed to Alrenco.

                           ARTICLE VI
             CONDUCT OF BUSINESS PENDING THE MERGER

     Section 6.1    Conduct of Business by RTO Pending the
                    --------------------------------------
Merger.  From the date of this Agreement to the Effective Time,
------
unless Alrenco shall otherwise agree in writing, or as otherwise contemplated by this Agreement, or any Exhibit hereto, or the RTO
Disclosure Letter:

          (a) the respective businesses of RTO and the RTO Subsidiaries shall be conducted only in the ordinary and usual course of business and consistent with past practices, and there shall be no material changes in the conduct of the operations of RTO or any RTO Subsidiary.

          (b) RTO shall not (i) sell or pledge or agree to sell or pledge any stock owned by it in any of the RTO Subsidiaries;
(ii) amend its Certificate of Incorporation or By-Laws; or (iii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of the RTO Subsidiaries;

          (c)  neither RTO nor any of the RTO Subsidiaries shall
(i) authorize for issuance, issue or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise); (ii) acquire, dispose of, transfer, lease, license, mortgage, pledge or encumber any fixed or other assets in excess of $50,000 in any one or a series of related transactions other than in the ordinary course of business and consistent with past practices; (iii) incur, assume or prepay any indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practices;
(iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any person other than an RTO Subsidiary in the ordinary course of business and consistent with past practices;
(v) make any loans, advances or capital contributions to, or investments in, any other person, other than to RTO Subsidiaries and other than in the ordinary course of business and consistent with past practices; (vi) authorize capital expenditures substantially in excess of the amount currently budgeted therefor; (vii) permit any insurance policy naming RTO or any RTO Subsidiary as a beneficiary or a loss payee to be canceled or terminated other than in the ordinary course of business; or
(viii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (d) RTO shall use commercially reasonable efforts to preserve intact the business organization of RTO and the RTO Subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the goodwill of those having business relationships with it and the RTO Subsidiaries;

          (e) neither RTO nor any of the RTO Subsidiaries shall make any change in the compensation payable or to become payable to any of its officers, Directors or employees, enter into or amend any employment, severance, termination or other similar agreement, adopt any new RTO Plan or amend in any material respect any existing RTO Plan, or make any loans to any of its officers, Directors or employees or make any changes in its existing borrowing or lending arrangement for or on behalf of any of such persons, whether contingent on consummation of the Merger or otherwise, other than (i) in the ordinary course of business and consistent with past practices and (ii) as may be required under Applicable Law or the terms of any existing RTO Plan; and

          (f)  neither RTO nor any of the RTO Subsidiaries shall
(i) knowingly take or allow to be taken any action which would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes; or (ii) knowingly take any action that would jeopardize qualification of the Merger as a reorganization within the meaning of section 368(a) of the Code.

     Section 6.2    Conduct of Business by Alrenco Pending the
                    ------------------------------------------
Merger.  From the date of this  Agreement to the Effective Time,
------
unless RTO shall otherwise agree in writing, or as otherwise contemplated by this Agreement, or any Exhibit hereto, or the Alrenco Disclosure Letter:

          (a) the business of Alrenco shall be conducted only in the ordinary and usual course of business and consistent with past practices, and there shall be no material changes in the conduct of the operations of Alrenco;

          (b) Alrenco shall not (i) amend its Articles of Incorporation or By-Laws or (ii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or redeem or otherwise acquire any shares of its capital stock;

          (c) Alrenco shall not (i) authorize for issuance, issue or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise);
(ii) acquire, dispose of, transfer, lease, license, mortgage, pledge or encumber any fixed or other assets in excess of $50,000 in any one or a series of related transactions other than in the ordinary course of business and consistent with past practices; (iii) incur, assume or prepay any indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practices; (iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any person in the ordinary course of business and consistent with past practices; (v) make any loans, advances or capital contributions to, or investments in, any other person, other than in the ordinary course of business and consistent with past practices; (vi) authorize capital expenditures substantially in excess of the amount currently budgeted therefor; (vii) permit any insurance policy naming Alrenco as a beneficiary or a loss payee to be canceled or terminated other than in the ordinary course of business; or (viii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (d) Alrenco shall use commercially reasonable efforts to preserve intact the business organization of Alrenco, to keep available the services of its and their present officers and key employees, and to preserve the goodwill of those having business relationships with it;

          (e) Alrenco shall not make any change in the compensation payable or to become payable to any of its officers, Directors or employees, enter into or amend any employment, severance, termination or other similar agreement, adopt any new Alrenco Plan or amend in any material respect any existing Alrenco Plan, or make any loans to any of its officers, Directors or employees or make any changes in its existing borrowing or lending arrangement for or on behalf of any of such persons, whether contingent on consummation of the Merger or otherwise, other than (i) in the ordinary course of business and consistent with past practices and (ii) as may be required under Applicable Law or the terms of any existing Alrenco Plan; and

          (f) Alrenco shall not (i) knowingly take or allow to be taken any action which would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes; or (ii) knowingly take any action that would jeopardize qualification of the Merger as a reorganization within the meaning of section 368(a) of the Code.

                           ARTICLE VII

                      ADDITIONAL AGREEMENTS

     Section 7.1    Access and Information.  RTO and Alrenco
                    ----------------------
shall each afford to the other and to the other's financial advisors, legal counsel, accountants, consultants and other agents and representatives full access at all reasonable times throughout the period prior to the Effective Time to all of its books, records, properties and personnel and, during such period, each shall furnish promptly to the other (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (b) all other information as such other Party may reasonably request, provided that no investigation pursuant to this Section
         --------
7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective Parties to consummate the Merger. Each Party and its affiliates, advisors, legal counsel, accountants, consultants and other agents and representatives shall hold in confidence all nonpublic information in accordance with the terms of the Confidentiality Agreement dated September 9, 1997 (the "Confidentiality
                                        ---------------
Agreement") between RTO and Alrenco and, if this Agreement is
---------
terminated, each Party will deliver to the other documents, work papers and other material (including copies) obtained by such Party or on its behalf from the other Party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof, in accordance with the Confidentiality Agreement.

     Section 7.2    Acquisition Proposals.
                    ---------------------

          (a) Neither Party shall, nor shall they authorize or permit any officer, director or employee of, or investment banker, attorney or other advisor or representative or agent of, such Party or any subsidiary of such Party to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that nothing
                              --------  -------
contained in this Section 7.2(a) shall prohibit either Party's Board of Directors (and its authorized representatives) from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal if, and only to the extent that (A) such Party's Board of Directors, after consultation with and based on the written opinion of outside legal counsel, determines in good faith that in order for such Party's Board of Directors to comply with its fiduciary duties to stockholders under Applicable Law it should take such action, (B) prior to taking such action, such Party receives from such person or entity an executed agreement in reasonably customary form relating to the confidentiality of information to be provided to such person or entity, and (C) the Acquisition Proposal contains an offer of consideration that is superior to the consideration represented by the Exchange Ratio. Notwithstanding anything in this Agreement to the contrary, each Party shall (i) promptly advise the other Party orally and in writing of (A) the receipt by it (or any of the other entities or other persons referred to above) after the date hereof of any Acquisition Proposal, or any inquiry which could reasonably be expected to lead to any Acquisition Proposal, (B) the material terms and conditions of such Acquisition Proposal or inquiry and
(C) the identity of the person making any such Acquisition Proposal or inquiry, (ii) keep the other Party reasonably informed of the status and details of any such Acquisition Proposal or inquiry, and (iii) negotiate with the other Party to make such adjustments in the terms and conditions of this Agreement as would enable such Party to proceed with the transactions contemplated herein; provided, however, that nothing
                                  --------  -------
in this Section 7.2(a) shall require that such Party negotiate exclusively with the other Party. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the first sentence of this Section 7.2 by any officer, director or employee of either Party or its subsidiaries or any investment banker, attorney or other advisor, representative or agent of such Party or its subsidiaries, whether or not such person is purporting to act on behalf of such Party or otherwise, shall be deemed to be a breach of this
Section 7.2 by such Party. For purposes of this Agreement, "Acquisition Proposal" means any bona fide proposal with respect
 --------------------
to a merger, consolidation, share exchange or similar transaction involving Alrenco or RTO and the RTO Subsidiaries, or any purchase of all or any significant portion of the assets of Alrenco or of RTO and the RTO Subsidiaries other than the transactions contemplated hereby.

          (b) Except as set forth below, neither Party's Board of Directors shall (i) withdraw, or modify in a manner materially adverse to the other Party, the approval or recommendation by such Party's Board of Directors of this Agreement or the Merger, or (ii) approve, recommend or cause such Party to enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, if either Party receives an unsolicited Acquisition Proposal and such Party's Board of Directors determines in good faith, following consultation with and based on the written opinion of outside legal counsel, that it is necessary to do so in order to comply with its fiduciary duties to stockholders under Applicable Law, such Party's Board of Directors may (w) withdraw or modify its approval or recommendation of this Agreement and the Merger, (x) approve or recommend such Acquisition Proposal, (y) cause such Party to enter into an agreement with respect to such Acquisition Proposal or (z) terminate this Agreement pursuant to Section 9.3(c) or 9.4(c), as applicable; provided, however, that prior to taking
                       --------  -------
such action, such Party shall, and shall cause its respective financial and legal advisors to, negotiate with the other Party to make such adjustments in the terms and conditions of this Agreement as would enable such Party to proceed with the transactions contemplated herein on such adjusted terms; provided, however, that nothing in this Section 7.2(b) shall
--------  -------
require that such Party negotiate exclusively with the other Party. Notwithstanding anything contained in this Agreement to the contrary, any action by the Board of Directors of either Party permitted by this Section 7.2(b) shall not constitute a breach of this Agreement by such Party.

          (c) If the Board of Directors of either Party (such Party, the "Withdrawing Party") takes any action described in
            -----------------
clause (y) or (z) of Section 7.2(b) or the other Party exercises its right to terminate this Agreement under Section 9.3(d) or 9.4(d), as applicable, based on the Board of Directors of the Withdrawing Party having taken any action described in clause (w) or (x) of Section 7.2(b), the Withdrawing Party shall, simultaneously with the taking of such action or upon such termination pay to the other Party upon demand the sum of $3,000,000 plus all fees and expenses incurred by such other Party in connection with the transactions contemplated by this Agreement (including without limitation, investment bankers' fees and expenses), payable in same-day funds, as liquidated damages and not as a penalty. If the Withdrawing Party fails to pay to the other Party any amounts due under this Section 7.2(c), the Withdrawing Party shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other action, taken by the other Party to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. in effect from time to time from the date such fee was required to be paid.

     Section 7.3    Registration Statement; Listing Application.
                    -------------------------------------------

          (a) As promptly as practicable, Alrenco shall prepare and file with the SEC the Proxy Statement and the Registration Statement. Alrenco shall use commercially reasonable efforts to have the Registration Statement declared effective as promptly as practicable. Alrenco shall use commercially reasonable efforts to take any action required to be taken under state securities or blue sky laws in connection with the issuance of the Alrenco Shares pursuant hereto. RTO shall furnish Alrenco with all information concerning RTO and the holders of its capital stock and shall take such other action as Alrenco may reasonably request in connection with such Proxy Statement and Registration Statement and issuance of Alrenco Shares.

          (b) Alrenco shall promptly prepare and submit to the Nasdaq National Market a listing application covering the Alrenco Shares to be issued in connection with the Merger and this Agreement and shall use commercially reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Alrenco Shares, subject to official notice of issuance.

     Section 7.4    Proxy Statements; Stockholder Approvals.
                    ---------------------------------------

          (a) RTO, acting through its Board of Directors, shall, in accordance with Applicable Law and its Certificate of Incorporation and By-Laws:

          (i) (A) promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a meeting of its stockholders for the purpose of voting to approve and adopt this Agreement and shall use commercially reasonable efforts to obtain such stockholder approval or
     (B) obtain, as soon as practicable following the date upon which the Registration Statement becomes effective, delivery to RTO's principal place of business (or other method of delivery approved by Section 228 of the DGCL) of the consent or consents in writing, setting forth the approval of this Agreement and the Merger, signed by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize this Agreement and the Merger at a meeting at which all Shares entitled to vote thereon were present and voted; and

          (ii) recommend approval and adoption of this Agreement by the stockholders of RTO and take all lawful action to solicit such approval.

          (b) Alrenco, acting through its Board of Directors, shall, in accordance with Applicable Law and its Certificate of Incorporation and By-Laws:

          (i) promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a meeting of its stockholders for the purpose of voting to authorize the issuance of the Alrenco Shares to be issued in the Merger and shall use commercially reasonable efforts to obtain such stockholder approval; and

          (ii) recommend authorization of the issuance of the Alrenco Shares to be issued in the Merger by the stockholders of Alrenco and include in the Proxy Statement such recommendation and take all lawful action to solicit such approval.

          (c) Alrenco and RTO, as promptly as practicable, shall cause the definitive Proxy Statement to be mailed to their respective stockholders. At the stockholders' meetings, each of Alrenco and RTO shall vote or cause to be voted in favor of approval and adoption of this Agreement all capital stock entitled to vote as to which it holds proxies at such time.

          (d)  Each of RTO's and Alrenco's obligations under this
Section 7.4 shall at all times remain subject to their fiduciary duties imposed under Applicable Law, in the event that, if required by such fiduciary duties as advised in writing by outside counsel, the Board of Directors of RTO or Alrenco, as the case may be, shall have withdrawn or modified its recommendation that stockholders approve and adopt this Agreement, in the case of Alrenco and RTO, or that stockholders authorize the issuance of the Alrenco Shares to be issued in connection with the Merger, in the case of Alrenco.

     Section 7.5    Antitrust Laws.  As promptly as practicable,
                    --------------
RTO and Alrenco shall make all filings and submissions under the HSR Act as may be reasonably required to be made in connection with this Agreement and the transactions contemplated hereby. Subject to Section 7.1 hereof, RTO will furnish to Alrenco, and Alrenco will furnish to RTO, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Subject to
Section 7.1 hereof, RTO will provide Alrenco, and Alrenco will provide RTO, with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such Party or any of its representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

     Section 7.6    Voting Agreements and Option Agreements.
                    ---------------------------------------
Concurrently herewith, RTO is entering into voting agreements with Michael D. Walts and Michael D. Walts, Jr. substantially in the form attached hereto as Exhibit D (together, the "Walts
                            ---------                 -----
Voting Agreements"); Alrenco is entering into voting agreements
-----------------
with each of GDJ, Jr. Investments, L.P., GD Johnson, III ESA Trust, EW Johnson, II Trust, A. Foster Chapman, SP Johnson ESA Trust, DC Breeden, Jr. Trustee for EW Phifer, III Trust, DC Breeden, Jr. Trustee for AP Armfield Trust, DC Breeden, Jr. Trustee for MP de La Torre Trust, DC Breeden, Jr. Trustee for NW Phifer Trust, Dan C. Breeden, Jr., Stewart H. Johnson, C&J Investing Partners, John S. Rainey, Billy W. White, Sr. Annuity Trust, Lillie B. White Annuity Trust, Belt Family Partnership and B&R Partnership substantially in the form attached hereto as Exhibit E (collectively, the "RTO Voting Agreements" and together
---------                     ---------------------
with the Walts Voting Agreements referred to herein as the "Voting Agreements"); RTO and Alrenco are entering into an option
 -----------------
agreement substantially in the form attached hereto as Exhibit F
                                                       ---------
(the "RTO Option Agreement"); and Alrenco and RTO are entering
      --------------------
into an option agreement substantially in the form attached hereto as Exhibit G (the "Alrenco Option Agreement" and together
          ---------       ------------------------
with the RTO Option Agreement referred to herein as the "Option
                                                         ------
Agreements").
----------

     Section 7.7    RTO Employee Stock Options and RTO Director
                    -------------------------------------------
Stock Options.  Except as provided in this Agreement or pursuant
-------------
to the provisions of the RTO Employee Stock Option Plan or the RTO Director Stock Option Plan as in effect on the date hereof, from the date hereof RTO will not accelerate the vesting or exerciseability of or otherwise modify the terms and conditions applicable to the RTO Employee Stock Options or RTO Director Stock Options. Except as provided in this Agreement, Alrenco will not exercise any right under any of the Alrenco Employee Stock Option Plans from the date hereof to accelerate the vesting or exercisability of or otherwise modify the terms and conditions applicable to the Alrenco Employee Stock Options. At the Effective Time, each of the RTO Employee Stock Options and RTO Director Stock Options which is outstanding and unexercised at the Effective Time shall be converted automatically into an option to purchase Alrenco Shares in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the RTO Employee Stock Option Plan and the RTO Director Stock Option Plan governing the RTO Employee Stock Options and RTO Director Stock Options):

          (1) The number of Alrenco Shares to be subject to the new option shall be equal to the product of the number of Shares subject to the original option and the Exchange Ratio, provided that any fractional Alrenco Shares resulting
            --------
     from such multiplication shall be rounded down to the nearest share and Alrenco shall pay an amount in cash to the holder of such RTO Employee Stock Option or RTO Director Stock Option equal to the fair market value immediately prior to the Effective Time of such fractional Alrenco Shares calculated based on the average closing price on the Nasdaq National Market for the last five trading days immediately preceding the day prior to the Effective Time; and

          (2) The exercise price per Alrenco Share under the new option shall be equal to the aggregate exercise price of the original option divided by the total number of full Alrenco Shares subject to the new option (as determined under (1) immediately above), provided that such exercise price shall
                         --------
     be rounded up the nearest cent.

Alrenco shall assume the obligations of RTO under the RTO Employee Stock Option Plan and the RTO Director Stock Option Plan in respect of each such new option. The duration and other terms of the new option shall be the same as that of the original option, except that all references to RTO shall be deemed to be references to Alrenco. Alrenco shall file with the SEC a registration statement on Form S-8 (or other appropriate form) or a post-effective amendment to the Registration Statement as promptly as practicable after the Effective Time for purposes of registering all Alrenco Shares issuable after the Effective Time upon exercise of the RTO Employee Stock Options and RTO Director Stock Options, and shall have such registration statement or post-effective amendment become effective and comply, to the extent applicable, with state securities or blue sky laws with respect thereto at the Effective Time.

     Section 7.8    Public Announcements.  Alrenco, on the one
                    --------------------
hand, and RTO, on the other hand, agree that they will not issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other Party, except as may be required by Applicable Law.

     Section 7.9    Continuance of Existing Indemnification
                    ---------------------------------------
Rights.
------

          (a) From and after the Effective Time, Alrenco shall indemnify, defend and hold harmless to the fullest extent permitted under Applicable Law each person who is now, or has been at any time prior to the date hereof, an officer or director of Alrenco or RTO (individually, an "Indemnified Party" and
                                     -----------------
collectively, the "Indemnified Parties"), against all losses,
                   -------------------
claims, damages, liabilities, costs or expenses (including attorneys' fees and expenses), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such occurring at or prior to the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), (i) any Indemnified Party wishing to
                   ------
claim indemnification shall promptly notify Alrenco thereof, (ii) Alrenco shall pay the reasonable fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to Alrenco, in advance of the final disposition of any such Action to the full extent permitted by Applicable Law, upon receipt of any undertaking required by Applicable Law, and (iii) Alrenco will cooperate in the defense of any such matter; provided, however, that Alrenco shall not be
                    --------  -------
liable for any settlement effected without its written consent and provided, further, that Alrenco shall not be obligated
    --------  -------
pursuant to this Section 7.9 to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action except to the extent that, in the opinion of counsel for the Indemnified Parties, two of more of such Indemnified Parties have conflicting interests in the outcome of such action.

          (b) Alrenco shall keep in effect provisions in its Certificate of Incorporation and Bylaws providing for exculpation of director and officer liability and its indemnification of the Indemnified Parties to the fullest extent permitted under Applicable Law, which provisions shall not be amended except as required by Applicable Law or except to make changes permitted by law that would enlarge the Indemnified Parties' right of indemnification.

          (c) Alrenco shall cause to be maintained in effect for a period ending not sooner than the sixth anniversary of the Effective Time Directors' and officers' liability insurance providing at least the same coverage with respect to RTO's officers and Directors as the policies maintained on behalf of Directors and officers of RTO as of the date hereof, and containing terms and conditions which are no less advantageous, with respect to matters occurring on or prior to the Effective Time (to the extent such insurance is available with respect to such matters).

     Section 7.10   Expenses.  Whether or not the Merger is
                    --------
consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the Party incurring such expenses except that (a) (i) a filing fee in connection with any HSR Act filing and (ii) the expenses incurred in connection with the printing and mailing of the Proxy Statement shall be shared equally by Alrenco and RTO and (b) all transfer taxes shall be paid by RTO.

     Section 7.11   Additional Agreements.  Subject to terms and
                    ---------------------
conditions herein provided, each of the Parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all commercially reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, Alrenco and RTO shall cause their respective proper officers and/or Directors to take all such necessary action.

     Section 7.12   Affiliate Agreements.
                    --------------------

          (a) RTO shall, prior to the Effective Time, deliver to Alrenco a list (reasonably satisfactory to counsel for Alrenco), setting forth the names and addresses of all persons who are, at the time of the RTO stockholder's meeting referred to in Section 7.4(a) hereof, in RTO's reasonable judgment, "affiliates" of RTO for purposes of Rule 145 under the Securities Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment. RTO shall furnish such information and documents as Alrenco may reasonably request for the purpose of reviewing such list. RTO shall use its reasonable best efforts to cause each person who is identified as an "affiliate" in the list furnished pursuant to this Section 7.12 to execute a written agreement on or prior to the Effective Time, in substantially the form of Exhibit H attached hereto (the "RTO
                             ---------                       ---
Affiliate Agreements").
--------------------

          (b) Alrenco shall, prior to the Effective Time, deliver to RTO a list (reasonably satisfactory to counsel for
RTO) setting forth the names and addresses of all persons who are, at the time of the Alrenco stockholders meeting referred to in Section 7.4(b) hereof, in Alrenco's reasonable judgment, "affiliates" of Alrenco under applicable SEC accounting releases with respect to pooling of interests accounting treatment. Alrenco shall furnish such information and documents as RTO may reasonably request for the purpose of reviewing such list. Alrenco shall use its reasonable best efforts to cause each person who is identified as an affiliate in the list furnished pursuant to this Section 7.12 to execute a written agreement on or prior to the Effective Time, in substantially the form of
Exhibit I attached hereto (the "Alrenco Affiliate Agreements"
---------                       ----------------------------
and, together with the RTO Affiliate Agreements referred to collectively herein as the "Affiliate Agreements").
                            --------------------

     Section 7.13   Publication of Post Merger Financial Results.
                    --------------------------------------------
RTO and Alrenco agree that the Surviving Corporation shall publish financial results covering at least thirty (30) days of combined operations as soon as practicable after the Effective Time; provided that if the Effective Time occurs after
      --------
February 28, 1997, RTO and Alrenco agree that upon the written request of any person who shall have executed an Affiliate Agreement pursuant to Section 7, the Surviving Corporation shall publish such combined financial results at the end of the first full calendar month following the Effective Date which notice shall be given at least thirty (30) days prior to the end of such first full calendar month following the Effective Date.

                          ARTICLE VIII

            CONDITIONS TO CONSUMMATION OF THE MERGER

     Section 8.1    Conditions To Each Party's Obligation To
                    ----------------------------------------
Effect the Merger.  The respective obligations of each Party to
-----------------
effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated.

          (b) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding for such purpose shall be pending before or threatened by the SEC.

          (c) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of RTO and the issuance of the Alrenco Shares in connection with the Merger shall have been authorized by the requisite vote of the stockholders of Alrenco, in each case in accordance with Applicable Law.

          (d) No preliminary or permanent injunction or other order by any federal or state court in the United States which prohibits the consummation of the Merger shall have been issued and remain in effect.

          (e) Each of RTO and Alrenco shall have obtained such consents from third parties and Governmental Authorities in addition to the HSR Act as shall be required and which are material to Alrenco and RTO and to consummation of the transactions contemplated hereby.

          (f) Each of Alrenco and RTO shall have received a letter of Coopers & Lybrand, LLP dated the Effective Time, addressed to Alrenco and RTO stating that the Merger will qualify as a pooling of interests transaction under Opinion No. 16 of the Accounting Principles Board. In addition, Alrenco and RTO shall have received a letter of Grant Thornton, LLP dated the Effective Time, addressed to Alrenco and RTO stating that Alrenco meets the conditions to qualify as a pooling of interests transaction under opinion No. 16 of the Accounting Principles Board, "Business Combinations," and the related published interpretations of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, and the published rules and regulations of the Securities and Exchange Commission.

          (g) Each of Alrenco and RTO shall have received an opinion of King & Spalding, in form and substance reasonably satisfactory to Alrenco and RTO, dated on or about the date of the mailing of the Proxy Statement to the stockholders of Alrenco and RTO, which opinion shall be reconfirmed as of the Effective Time, substantially to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of section 368(a) of the Code.

     Section 8.2    Conditions to Obligation of RTO to Effect the
                    ---------------------------------------------
Merger.  The obligation of RTO to effect the Merger shall be
------
subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

          (a) Alrenco shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of Alrenco contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date, and RTO shall have received a certificate of Michael D. Walts, Chairman of the Board of Directors and President of Alrenco, as to the satisfaction of this condition.

          (b)  RTO shall have received an opinion from Stites &
Harbison, counsel to Alrenco, dated the Effective Time, to the effect that:

          (i) Alrenco is a corporation validly existing under the laws of the State of Indiana.

          (ii) Alrenco has the corporate power to enter into this Agreement and to consummate the transactions contemplated hereby; and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by requisite corporate action taken on the part of Alrenco.

        (iii) This Agreement has been executed and delivered by Alrenco and is a valid and binding obligation of Alrenco, enforceable against Alrenco in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity.

          (iv) Neither the execution and delivery of this Agreement by Alrenco, nor the consummation by Alrenco of the transactions contemplated hereby, will violate the Articles of Incorporation or By-Laws of Alrenco or, to the best knowledge of such counsel, and except as set forth in the Alrenco Disclosure Letter without having made any independent investigation, will constitute a violation of or a default under (except for any such violation or default as to which requisite waivers or consents either shall have been obtained by Alrenco prior to the Effective Time or shall have been waived by RTO in writing) any material contract, agreement or instrument to which Alrenco is subject and which has been specifically identified to such counsel by Alrenco in connection with rendering such opinion.

          (v) The Alrenco Shares to be issued in connection with the transactions contemplated by this Agreement are duly authorized and reserved for issuance and, when issued as contemplated by this Agreement, will be validly issued, fully paid and nonassessable.

          (vi) While such counsel assumes no responsibility for any event, occurrence or statement of fact relating to Alrenco or for the accuracy completeness or fairness of any statements contained in or omitted from the Registration Statement or the Proxy Statement, and while such counsel expresses no opinion as to the financial statements or other financial or statistical data contained therein with respect to information in the Registration Statement or the Proxy Statement relating to Alrenco, the Registration Statement complies as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations promulgated thereunder.

          In addition, in such opinion, such counsel shall state that such counsel has no reason to believe that the Registration Statement or the Proxy Statement, as amended or supplemented to the date of such opinion, insofar as it relates to Alrenco, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances in which they were made) not misleading, except such counsel expresses no belief as to the financial statements or other financial or statistical data contained in the Registration Statement or the Proxy Statement.

          As to any matter in such opinion which involves matters of fact or matters relating to laws other than the laws of the United States or the corporate laws of the State of Indiana, such counsel may rely upon the certificates of officers and Directors of Alrenco and of public officials and opinions of local counsel, reasonably acceptable to RTO.

          (c)  The listing application referred to in Section
7.3(b) shall have been approved by the National Association of Securities Dealers for listing on the Nasdaq National Market.

          (d) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of Alrenco that would have or would be reasonably likely to have a material adverse effect on Alrenco.

     Section 8.3    Conditions to Obligations of Alrenco to
                    ---------------------------------------
Effect the Merger.  The obligations of Alrenco to effect the
-----------------
Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

          (a) RTO shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of RTO contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date and Alrenco shall have received a Certificate of Billy W. White, Sr., President and Chief Executive Officer of RTO, as to the satisfaction of this condition.

          (b)  Alrenco shall have received an opinion from King &
Spalding, counsel for RTO, dated the Effective Time, to the effect that:

          (i) RTO is a corporation validly existing under the laws of the State of Delaware.

          (ii) RTO has the corporate power to enter into this Agreement and to consummate the transactions contemplated hereby; and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by requisite corporate action taken on the part of RTO.

        (iii) This Agreement has been executed and delivered by RTO and is a valid and binding obligation of RTO, enforceable against RTO in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity.

          (iv) Neither the execution and delivery of this Agreement by RTO, nor the consummation by RTO of the transactions contemplated hereby, will violate the Certificate of Incorporation or By-Laws of RTO or, to the best knowledge of such counsel, and except as set forth in the RTO Disclosure Letter without having made any independent investigation, will constitute a violation of or a default under (except for any such violation or default as to which requisite waivers or consents either shall have been obtained by RTO prior to the Effective Time or shall have been waived by Alrenco in writing) any material contract, agreement or instrument to which RTO or any of the RTO Subsidiaries is subject and which has been specifically identified to such counsel by RTO in connection with rendering such opinion.

          In addition, in such opinion, such counsel shall state that such counsel has no reason to believe that the Registration Statement or the Proxy Statement, as amended or supplemented to the date of such opinion, insofar as it relates to RTO, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances in which they were made) not misleading, except such counsel expresses no belief as to the financial statements or other financial or statistical data contained in the Registration Statement or the Proxy Statement.

          As to any matter in such opinion which involves matters of fact or matters relating to laws other than the laws of the United States or the corporate laws of the State of Delaware corporate law, such counsel may rely upon the certificates of officers and Directors of RTO and of public officials and opinions of local counsel, reasonably acceptable to Alrenco.

          (c) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of RTO or the RTO Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a material adverse effect on RTO and the RTO Subsidiaries, taken as a whole.

          (d) Alrenco and Michael D. Walts shall have entered into a Noncompetition and Consulting Agreement in the form agreed to by Alrenco, RTO and Michael D. Walts on the date hereof.


                           ARTICLE IX

                TERMINATION, AMENDMENT AND WAIVER

     Section 9.1    Termination by Mutual Consent.  This
                    -----------------------------
Agreement may be terminated at any time prior to the Effective
Time by mutual written consent of the Parties.

     Section 9.2    Termination by either Alrenco or RTO.  This
                    ------------------------------------
Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of Alrenco or RTO if:

          (a)  The Merger is not consummated on or before
January 31, 1998 (or such later date as shall have been approved by Alrenco and RTO) (the "Termination Date"), provided, however,
                          ----------------    --------  -------
that the right to terminate this Agreement under this Section 9.2(a) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date, and provided, further, that if on
                                    --------  -------
the Termination Date the conditions to the Closing set forth in
Section 8.1(a) or (e) shall not have been fulfilled, but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Termination Date shall automatically be extended to March 31, 1998; and provided,
                                                 --------
further that if on the Termination Date the condition to the
-------
Closing set forth in Section 8.1(b) shall not have been fulfilled, but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, the Termination Date shall automatically be extended to March 31, 1998; or

          (b) A court of competent jurisdiction or Governmental Authority shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable.

     Section 9.3    Termination by RTO.  This Agreement may be
                    ------------------
terminated and the Merger may be abandoned by action of the Board of Directors of RTO if:

          (a) There shall have been any material adverse change in the business, financial condition, results of operations, properties, assets or liabilities of Alrenco since the date hereof which is not cured within thirty (30) days after notice thereof to Alrenco, or if Alrenco shall have breached
Section 7.2, 7.4 or 7.5 and, in the case of Sections 7.4 and 7.5, such breach has not been cured within thirty (30) days' notice thereof to Alrenco;

          (b) This Agreement and the Merger shall not have been approved and adopted by the requisite vote of the stockholders of Alrenco;

          (c) The Board of Directors of RTO shall have exercised any of its rights set forth in Section 7.2(b); or

          (d) The Board of Directors of Alrenco shall have (i) withdrawn or modified in a manner adverse to RTO its recommendation of this Agreement and the Merger; (ii) approved or recommended an Acquisition Proposal; or (iii) caused Alrenco to enter into an agreement with respect to an Acquisition Proposal.

     Section 9.4    Termination by Alrenco.  This Agreement may
                    ----------------------
be terminated and the Merger may be abandoned by action of the Board of Directors of Alrenco if:

          (a) There shall have been any material adverse change in the business, financial condition, results of operations, properties, assets or liabilities of RTO and the RTO Subsidiaries taken as a whole since the date hereof which is not cured within thirty (30) days after notice thereof to RTO, or if RTO shall have breached Section 7.2, 7.4 or 7.5 and, in the case of Sections 7.4 and 7.5, such breach has not been cured within thirty (30) days' notice thereof to RTO;

          (b) This Agreement and the Merger shall not have been approved and adopted by the requisite vote of the stockholders of RTO;

          (c) The Board of Directors of Alrenco shall have exercised any of its rights set forth in Section 7.2(b); or

          (d) The Board of Directors of RTO shall have (i) withdrawn or modified in a manner adverse to Alrenco its recommendation of this Agreement and the Merger; (ii) approved or recommended an Acquisition Proposal; or (iii) caused RTO to enter into an agreement with respect to an Acquisition Proposal.

     Section 9.5    Effect of Termination and Abandonment.  In
                    -------------------------------------
the event of the termination and abandonment of this Agreement under this Article IX, this Agreement shall become void and have no effect, without any liability on the part of any Party or its Directors, officers or stockholders except (i) as provided in Sections 7.1, 7.2 and 7.10 and (ii) to the extent that such termination results from the willful breach by any Party hereto of any material representation, warranty or covenant hereunder.

     Section 9.6    Amendment.  This Agreement may be amended by
                    ---------
the Parties pursuant to a writing adopted by action taken by all of the Parties at any time before the Effective Time, provided,
                                                      --------
however, that after approval by the stockholders of RTO or
-------
Alrenco, whichever shall occur first, no amendment may be made which would (a) alter or change the amount or kinds of consideration to be received by the holders of Shares upon consummation of the Merger, (b) alter or change any term of the Certificate of Incorporation of RTO or the Articles of Incorporation of Alrenco, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of securities of RTO or Alrenco. This Agreement may not be amended except by an instrument in writing signed by the Parties.

     Section 9.7    Waiver.  At any time before the Effective
                    ------
Time, any Party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other Parties (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension of waiver shall be valid only as against such Party and only if set forth in an instrument in writing signed by such Party.


                            ARTICLE X

                       GENERAL PROVISIONS

     Section 10.1   Survival of Representations, Warranties and
                    -------------------------------------------
Agreements.  No representations, warranties or agreements
----------
contained herein shall survive beyond the Effective Time, except that the representations, warranties or agreements contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 7.1, 7.8, 7.9, 7.10, 7.11 and
7.13 and this Article X shall survive beyond the Effective Time.

     Section 10.2   Notices.  All notices and other
                    -------
communications required or permitted by this Agreement shall be made in writing and any such notice or communication shall be deemed delivered when delivered in person, transmitted by telex or telecopier, or seven (7) days after it has been sent by air mail, as follows:

Alrenco:            Alrenco, Inc.
                    1736 East Main Street
                    New Albany, Indiana 47150
                    Attention:  Michael D. Walts
                    Tel: (812) 949-3370
                    Fax: (812) 948-2579

with a copy to:     Stites & Harbison
                    400 West Market Street, Suite 1800
                    Louisville, Kentucky 40202
                    Attention: C. Craig Bradley, Jr.
                    Tel: (502) 587-3400
                    Fax: (502) 587-6391

RTO:                RTO, Inc.
                    714 East Kimbrough Street
                    Mesquite, Texas 75149
                    Attention: K. David Belt
                    Tel: 972/288-9327
                    Fax: 972/288-7753

with a copy to:     King & Spalding
                    191 Peachtree Street
                    Atlanta, Georgia 30303
                    Attention: John D. Capers, Jr.
                    Tel: 404/572-4658
                    Fax: 404/572-5145

The Parties shall promptly notify each other in the manner provided in this Section 10.2 of any change in its address. A notice of change of address shall not be deemed to have been given until received by the addressee. Communications by telex or telecopier shall also be sent concurrently by mail, but shall in any event be effective as stated above.

     Section 10.3   Assignment.  No Party shall assign this
                    ----------
Agreement or any rights, interests or obligations hereunder, or delegate performance of any of its obligations hereunder, without the prior written consent of the other Party.

     Section 10.4   Entire Agreement.  This Agreement, the
                    ----------------
Exhibits hereto, the Alrenco Disclosure Letter, the RTO Disclosure Letter, the Voting Agreements, the Option Agreements, the Affiliate Agreements and the Confidentiality Agreement embody the entire agreement and understanding of the Parties in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

     Section 10.5   Waiver, Amendment, etc.  This Agreement may
                    -----------------------
not be amended or supplemented, and no waivers of or consents to departures from the provisions hereof shall be effective, unless set forth in a writing signed by, and delivered to, both Parties. No failure to delay of a Party in exercising any power or right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the existence of any other right or power.

     Section 10.6   Binding Agreement; No Third Party
                    ---------------------------------
Beneficiaries.  This Agreement will be binding upon and inure to
-------------
the benefit of the Parties and their successors and permitted assigns. Nothing expressed or implied herein is intended or will be construed to confer upon or to give any third Party any rights or remedies by virtue hereof.

     Section 10.7   Governing Law;  Dispute Resolution; Equitable
                    ---------------------------------------------
Relief.
------

          (a)  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE LAWS OF THE STATE OF INDIANA (REGARDLESS
OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE
PRINCIPLES OF CONFLICTS OF LAW).

          (b) EACH PARTY IRREVOCABLY CONSENTS AND AGREES THAT ANY LEGAL ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO ITS OBLIGATIONS OR LIABILITIES UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN THE UNITED STATES DISTRICT COURT FOR THE STATE OF INDIANA SITTING IN THE CITY OF NEW ALBANY OR, IN THE EVENT (BUT ONLY IN THE EVENT) SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION OVER SUCH ACTION, SUIT OR PROCEEDING, IN THE COURTS OF THE STATE OF INDIANA SITTING IN THE CITY OF JEFFERSONVILLE, AND EACH PARTY HEREBY IRREVOCABLY ACCEPTS AND SUBMITS TO THE JURISDICTION OF EACH OF THE AFORESAID COURTS IN PERSONAM, WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING (INCLUDING CLAIMS FOR INTERIM RELIEF, COUNTERCLAIMS, ACTIONS WITH MULTIPLE DEFENDANTS AND ACTIONS IN WHICH SUCH PARTY IS IMPLED). EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A JURY TRIAL IN ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

          (c) EACH PARTY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM (IN SUCH CAPACITY, THE "PROCESS AGENT"), AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF, SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO THE PROCESS AGENT, PROVIDED THAT IN THE CASE OF ANY SUCH SERVICE UPON THE PROCESS
--------
AGENT, THE PARTY EFFECTING SUCH SERVICE SHALL ALSO DELIVER A COPY THEREOF TO THE OTHER PARTY IN THE MANNER PROVIDED IN SECTION
10.2. EACH PARTY SHALL TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT OR TO APPOINT ANOTHER AGENT SO THAT SUCH PARTY WILL AT ALL TIMES HAVE AN AGENT FOR SERVICE OF PROCESS FOR THE ABOVE PURPOSES IN THE STATE OF INDIANA. IN THE EVENT OF THE TRANSFER OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS AND BUSINESS OF THE PROCESS AGENT TO ANY OTHER CORPORATION BY CONSOLIDATION, MERGER, SALE OF ASSETS OR OTHERWISE, SUCH OTHER CORPORATION SHALL BE SUBSTITUTED HEREUNDER FOR THE PROCESS AGENT WITH THE SAME EFFECT AS IF NAMED HEREIN IN PLACE OF CT CORPORATION SYSTEM. EACH PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION, SUIT OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED AIR MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH IN THIS AGREEMENT, SUCH SERVICE OF PROCESS TO BE EFFECTIVE UPON ACKNOWLEDGMENT OF RECEIPT OF SUCH REGISTERED MAIL. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. EACH PARTY EXPRESSLY ACKNOWLEDGES THAT THE FOREGOING WAIVER IS INTENDED TO BE IRREVOCABLE UNDER THE LAWS OF THE STATE OF INDIANA AND OF THE UNITED STATES OF AMERICA.

          (d) EACH PARTY AGREES THAT MONEY DAMAGES WOULD NOT BE A SUFFICIENT REMEDY FOR THE OTHER PARTY FOR ANY BREACH OF THIS AGREEMENT BY IT, AND THAT IN ADDITION TO ALL OTHER REMEDIES THE OTHER PARTY MAY HAVE, SUCH OTHER PARTY SHALL BE ENTITLED TO SPECIFIC PERFORMANCE AND TO INJUNCTIVE OR OTHER EQUITABLE RELIEF AS A REMEDY FOR ANY SUCH BREACH. EACH PARTY AGREES NOT TO OPPOSE THE GRANTING OF SUCH RELIEF IN THE EVENT A COURT DETERMINES THAT A BREACH HAS OCCURRED, AND AGREES TO WAIVE ANY REQUIREMENT FOR THE SECURING OR POSTING OF ANY BOND IN CONNECTION WITH SUCH REMEDY.

     Section 10.8   Severability.  The invalidity or
                    ------------
unenforceability of any provision hereof in any jurisdiction will not affect the validity or enforceability of the remainder hereof in that jurisdiction or the validity or enforceability of this Agreement, including that provision in any other jurisdiction.
To the extent permitted by Applicable Law, each Party waives any provision of Applicable Law that renders any provision hereof prohibited or unenforceable in any respect. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than avoided, if possible, in order to achieve the intent of the Parties to the extent possible.

     Section 10.9   Counterparts.  This Agreement may be executed
                    ------------
in one or more counterparts each of which when so executed and delivered will be deemed an original but all of which will constitute one and the same Agreement.

     Section 10.10  Interpretation.  In this Agreement, unless
                    --------------
the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

     Section 10.11  Incorporation of Exhibits.  The Alrenco
                    -------------------------
Disclosure Letter, the RTO Disclosure Letter, the Voting Agreements, the Option Agreements, the Affiliate Agreements and the Confidentiality Agreement attached hereto or referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.


ALRENCO, INC.


By: /s/ Michael D. Walts
   ----------------------------
   Name:  Michael D. Walts
   Title:  Chairman of the Board
   and President



RTO, INC.


By: /s/ Billy W. White, Sr.
   -----------------------------
   Name:  Billy W. White, Sr.
   Title:   President and Chief
   Executive Officer

                                                        EXHIBIT A
                                                        ---------

                      AMENDED AND RESTATED
                    ARTICLES OF INCORPORATION
                               OF
                          ALRENCO, INC.


                            ARTICLE I

                              NAME
                              ----

     The name of the corporation is Alrenco, Inc. (the
"CORPORATION").


                           ARTICLE II

                   REGISTERED OFFICE AND AGENT
                   ---------------------------

     The address of the Corporation's registered office in the State of Indiana is 1736 East Main Street, New Albany, Indiana 47150. The name of its registered agent whose business office is identical with the registered office is Billy W. White, Sr.


                           ARTICLE III

                       PURPOSES AND POWERS
                       -------------------

     The purpose of the Corporation is to transact any and all lawful business for which corporations may be incorporated under the Indiana Business Corporation Law, Indiana Code Section 23-1-17 et seq. (such act, as amended from time to time, and its successors are hereinafter referred to as the "ACT"). The Corporation shall have the power to do all acts allowed under the Act.


                           ARTICLE IV

                          CAPITAL STOCK
                          -------------

     SECTION 4.1    AUTHORIZED STOCK.  The total number of shares
     -----------    ----------------
of capital stock that may be issued by the Corporation is 85,000,000, consisting of (i) 75,000,000 shares of Common Stock, no par value ("COMMON STOCK"), and (ii) 10,000,000 shares of Preferred Stock ("PREFERRED STOCK").

     SECTION 4.2    COMMON STOCK PROVISIONS.  Subject to the
     -----------    -----------------------
provisions of the Act and the preferences of any Preferred Stock then outstanding, the holders of the Common Stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors of the Corporation. The holders of the Common Stock shall have one vote for each share on each matter submitted to a vote of the shareholders of the Corporation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any Preferred Stock may be entitled, the holders of the Common Stock shall be entitled to share ratably in the remaining assets of the Corporation.

     SECTION 4.3    PREFERRED STOCK.  The Board of Directors may
     -----------    ---------------
determine the preferences, limitations and relative rights, to the extent permitted by the Act, of any series of shares of Preferred Stock before the issuance of any shares of that series. Each series shall be appropriately designated by a distinguishing designation prior to the issuance of any shares thereof. The shares of Preferred Stock of any series shall have preferences, limitations and relative rights identical with those of other shares of the same series.

     SECTION 4.4    PREEMPTIVE RIGHTS.  No shareholder of the
     -----------    -----------------
Corporation shall by reason of holding shares of any class of capital stock of the Corporation have any preemptive or preferential right to acquire or subscribe for any additional, unissued or treasury shares (whether now or hereafter acquired) of any class of capital stock of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of capital stock of the Corporation now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividends or voting or other rights of such stockholder, and the Board of Directors of the Corporation may issue or authorize the issuance of shares of any class of capital stock of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying rights, options or warrants to subscribe for or acquire shares of any class of capital stock of the Corporation, without offering any such shares of any such class, either in whole or in part, to the existing shareholders of any such class.

     SECTION 4.5    NO CUMULATIVE VOTING.  Cumulative voting of
     -----------    --------------------
shares of any capital stock having voting rights is prohibited.


                            ARTICLE V

                            DIRECTORS
                            ---------

     SECTION 5.1    NUMBER.  The number of directors of the
     -----------    ------
Corporation shall be fixed from time to time by or in the manner provided in the Bylaws of the Corporation.

     SECTION 5.2    AUTHORITY.
     -----------    ---------

          (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. In addition to the authority and powers conferred upon the Board of Directors of the Corporation by the Act, these Amended and Restated Articles of Incorporation and the Bylaws of the Corporation, the Board of Directors is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the Act, these Amended and Restated Articles of Incorporation and the Bylaws of the Corporation.

          (b) Except as provided in these Amended and Restated Articles of Incorporation or to the extent prohibited by the Act or the Bylaws of the Corporation, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including, without limitation, the vote required for any action by the Board of Directors, and that from time to time shall affect the directors' power to manage the business and affairs of the Corporation.

     SECTION 5.3    REMOVAL OF DIRECTORS.  Subject to any rights
     -----------    --------------------
of the holders of Preferred Stock then outstanding, directors of the Corporation may be removed only for cause. Such removal for cause may be effected only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. No director so removed may be reinstated so long as the cause for removal continues to exist.

     SECTION 5.4    VACANCIES.  Subject to any rights of the
     -----------    ---------
holders of Preferred Stock then outstanding, (a) newly created directorships resulting from any increase in the authorized number of directors and (b) any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or otherwise shall, unless otherwise required by law or provided by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum, and not by the shareholders. No decrease in the authorized number of directors shall shorten the term of any incumbent director.


                           ARTICLE VI

      INDEMNIFICATION AND CONFLICT OF INTEREST TRANSACTION
      ----------------------------------------------------

     SECTION 6.1    INDEMNIFICATION.  The Corporation shall, to
     -----------    ---------------
the fullest extent permitted by the Act, indemnify any director, officer, employee or agent of the Corporation from and against any and all reasonable costs and expense (including, without limitation, attorneys' fees) and any liabilities (including, without limitation, judgments, fines, penalties and reasonable settlements) paid by or on behalf of, or imposed against, such person in connection with any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including any appeal relating thereto), whether formal or informal, and whether made or brought by or in the right of the Corporation or otherwise, in which such person is, was or at any time becomes a named defendant or respondent or witness, or is threatened to be made a named defendant or respondent or witness, or otherwise, by reason of the fact that such person is, was or at any time becomes a director, officer, employee or agent of the Corporation or, at the Corporation's request, a director, officer, partner, member, manager, trustee, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise.

     The indemnification authorized by this Section 6.1 shall not be exclusive of any other right of indemnification which any such person may have or hereafter acquire under any provision of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation, agreement, vote of shareholders or disinterested directors or otherwise. The Corporation may take such steps as may be deemed appropriate by the board of directors to provide and secure indemnification to any such person, including, without limitation, the execution of agreements for indemnification between the Corporation and individual directors, officers, employees or agents which may provide rights to indemnification which are broader or otherwise different than the rights authorized by this Section.

     SECTION 6.2    CONFLICT OF INTEREST TRANSACTION.  A conflict
     -----------    --------------------------------
of interest transaction, as defined in Indiana Code Section 23-1-35-2(a), is not voidable by the Corporation provided the conflict of interest transaction satisfies the provisions specified in Indiana Code Section 23-1-35-2.



                           ARTICLE VII

             BUSINESS AND AFFAIRS OF THE CORPORATION
             ---------------------------------------

     SECTION 7.1    BYLAWS.  The Board of Directors shall have
     -----------    ------
the power, without the assent or vote of the shareholders, to adopt, amend or repeal any provision of the Bylaws of the Corporation.

     SECTION 7.2    AMENDMENTS TO ARTICLES OF INCORPORATION.
     -----------    ---------------------------------------
Notwithstanding any other provision of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding that some lesser percentage may be specified by law), but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or these Amended and Restated Articles of Incorporation, the affirmative vote of the holders of at least sixty-seven percent (67%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal these Amended and Restated Articles of Incorporation.

                                                        EXHIBIT B
                                                        ---------

                      AMENDED AND RESTATED
                         CODE OF BYLAWS
                               OF
                          ALRENCO, INC.

                         ---------------

                            ARTICLE I

                          SHAREHOLDERS
                          ------------

     SECTION 1.     ANNUAL MEETING.  The annual meeting of the
     ----------     --------------
shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Indiana, on such date, and at such time, as the Board of Directors may by resolution provide, or if the Board of Directors fails to provide, then such meeting shall be held at the principal office of the Corporation at 10:00 a.m., local time, on the second Wednesday in May of each year, if not a legal holiday under the laws of the State of Indiana, and if a legal holiday, on the next succeeding business day. The Board of Directors may specify by resolution prior to any special meeting of shareholders held within the year that such meeting shall be in lieu of the annual meeting.

     SECTION 2.     SPECIAL MEETINGS.  Special meetings of the
     ----------     ----------------
shareholders may be called by the Board of Directors or by the Chairman of the Board. Such meeting may be held at such place, either within or without the State of Indiana, as is stated in the call and notice thereof.

     SECTION 3.     NOTICE OF MEETINGS.  A written or printed
     ----------     ------------------
notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary of the Corporation to each holder of record of stock of the Corporation at the time entitled to vote, at his address as it appears upon the records of the Corporation, not less than 10 nor more than 60 days prior to such meeting. Notice of such meeting may be waived in writing by any shareholder. Notice of any adjourned meeting of the shareholders shall not be required if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, unless the Board of Directors sets a new record date for such meeting in which case notice shall be given in the manner provided in this Section 3.

     SECTION 4.     QUORUM AND SHAREHOLDER VOTE.  A quorum for
     ----------     ---------------------------
action on any subject matter at any annual or special meeting of shareholders shall exist when the holders of shares entitled to vote a majority of the votes entitled to be cast on such subject matter are represented in person or by proxy at such meeting. If a quorum is present, the affirmative vote of such number of shares as is required by the Indiana Business Corporation Law (as in effect at the time the vote is taken), for approval of the subject matter being voted upon, shall be the act of the shareholders, unless a greater vote is required by the Articles of Incorporation or these Bylaws. If a quorum is not present, a meeting of shareholders may be adjourned from time to time by the vote of shares having a majority of the votes of the shares represented at such meeting, until a quorum is present. When a quorum is present at the reconvening of any adjourned meeting, and if the requirements of Section 3 of this Article I have been observed, then any business may be transacted at such reconvened meeting in the same manner and to the same extent as it might have been transacted at the meeting as originally noticed.

     SECTION 5.     PROXIES.  A shareholder may vote either in
     ----------     -------
person or by proxy duly executed in writing by the shareholder.
Unless written notice to the contrary is delivered to the Corporation by the shareholder, a proxy for any meeting shall be valid for any reconvention of any adjourned meeting.

     SECTION 6.     FIXING RECORD DATE.  For the purpose of
     ----------     ------------------
determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall have the power to fix a date, not more than 70 days prior to the date on which the particular action requiring a determination of shareholders is to be taken, as the record date for any such determination of shareholders. A record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof shall not be set less than 10 days prior to such meeting. In any case where a record date is set, under any provision of this Section 6, only shareholders of record on the said date shall be entitled to participate in the action for which the determination of shareholders of record is made, whether the action is payment of a dividend, allotment of any rights or any change or conversion or exchange of capital stock or other such action, and, if the record date is set for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, only such shareholders of record shall be entitled to such notice or vote, notwithstanding any transfer of any shares on the books of the Corporation after such record date.

     SECTION 7.     NOTICE OF SHAREHOLDER BUSINESS.  At an annual
     ----------     ------------------------------
meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who complies with the notice procedures set forth in this Section 7 and only to the extent that such business is appropriate for shareholder action under the provisions of the Indiana Business Corporation Law. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 7th day following the day on which notice of the date of the annual meeting was mailed or delivered to such shareholder. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of stock of the Corporation which are beneficially owned by the shareholder, and
(d) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 7. At an annual meeting, the Chairman shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 7, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     SECTION 8.     NOTICE OF SHAREHOLDER NOMINEES.  Only persons
     ----------     ------------------------------
who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 8. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 7th day following the day on which notice of the date of the meeting was mailed or delivered to such shareholder. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of stock of the Corporation which are beneficially owned by such shareholder. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in the Bylaws. The Chairman shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.


                           ARTICLE II

                            DIRECTORS
                            ---------

     SECTION 1.     POWERS OF DIRECTORS.  The Board of Directors
     ----------     -------------------
shall manage the business and affairs of the Corporation and, subject to any restrictions imposed by law, by the Articles of Incorporation, or by these Bylaws, may exercise all the powers of the Corporation.

     SECTION 2.     NUMBER AND TERM OF DIRECTORS.  The Board of
     ----------     ----------------------------
Directors shall consist of from three (3) to eighteen (18) natural persons, as fixed by the Board from time to time at its discretion. No decrease in the number of Directors shall shorten the term of an incumbent Director.

     SECTION 3.     MEETINGS OF THE DIRECTORS.  The Board of
     ----------     -------------------------
Directors shall meet each year immediately following the annual meeting of shareholders, and the Board may by resolution provide for the time and place of other regular meetings. Special meetings of the Directors may be called by the Chairman of the Board or by any two of the Directors.

     SECTION 4.     NOTICE OF MEETINGS.  Notice of each meeting
of
     ----------     ------------------
the Directors shall be given by the Secretary by mailing the same at least five days before the meeting or by telephone, telegraph or cablegram or in person at least two days before the meeting, to each Director, except that no notice need be given of regular meetings fixed by the resolution of the Board or of the meeting of the Board held at the place of and immediately following the annual meeting of the shareholders. Any Director may waive notice, either before or after the meeting, and shall be deemed to have waived notice if he is present at the meeting.

     SECTION 5.     ACTION OF DIRECTORS WITHOUT A MEETING.  Any
     ----------     -------------------------------------
action required by law to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the Directors, or all the members of the committee, as the case may be, and be filed with the minutes of the proceedings of the Board or the committee. Such consent shall have the same force and effect as a unanimous vote of the Board or the committee, as the case may be.

     SECTION 6.     COMMITTEES.  The Board of Directors may, in
its
     ----------     ----------
discretion, appoint committees, each consisting of one or more Directors, which shall have and may exercise such delegated powers as shall be conferred on or authorized by the resolutions appointing them, except that no such committee may take any action not allowed by the Indiana Business Corporation Law, including: (i) authorize distributions, except a committee may authority or approve a reacquisition of shares or other distribution if done according to a formula or method, or within a range, prescribed by the Board of Directors; (ii) approve or propose to shareholders action that the Indiana Business Corporation Law requires to be approved by shareholders;
(iii) fill vacancies on the Board or any of its committees;
(iv) except as permitted by clause (vii) below, amend the Articles of Incorporation of the Corporation; (v) adopt, amend or repeal these Bylaws; (vi) approve a plan of merger not requiring shareholder approval; or (vii) authorize or approve the issuance or sale or a contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except the Board may authorize a committee to take the actions described in this clause (vii) within limits prescribed by the Board. A majority of any such committee may determine its action, fix the time and place of its meetings, and determine its rules of procedure. Each committee shall keep minutes of its proceedings and actions and shall report regularly to the Board of Directors. The Board of Directors shall have power at any time to fill vacancies in, change the membership of, or discharge any such committee.

     SECTION 7.     COMPENSATION.  The Board of Directors shall
     ----------     ------------
have the authority to determine from time to time the amount of compensation that shall be paid to its members for attendance at meetings of, or service on, the Board of Directors of any committee of the Board, except that no such compensation shall be paid to Directors who are also employees of the Corporation. The Board of Directors also shall have the power to reimburse Directors for reasonable expenses of attendance at Directors' meetings and committee meetings.

     SECTION 8.     TELEPHONE CONFERENCE MEETINGS.  Unless the
     ----------     -----------------------------
Articles of Incorporation otherwise provide, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.


                           ARTICLE III

                            OFFICERS
                            --------

     SECTION 1.     OFFICERS.  The officers of the Corporation
     ----------     --------
shall consist of a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice-Presidents, a Secretary and a Treasurer, and such other officers or assistant officers as may be elected by the Board of Directors. Any two offices may be held by the same person. The Board may designate a Vice-President as an Executive Vice-President or a Senior Vice President, and may designate the order in which the Vice-Presidents may act.

     SECTION 2.     CHAIRMAN OF THE BOARD.  The Chairman of the
     ----------     ---------------------
Board shall under the direction of the Board of Directors, have responsibility for the general direction of the business, policies and affairs of the Corporation. He shall preside at all meetings of the shareholders and all meetings of the Board of Directors and shall have such other duties as the Board of Directors shall from time to time prescribe.

     SECTION 3.     CHIEF EXECUTIVE OFFICER.  The Chief Executive
     ----------     -----------------------
Officer shall supervise the President and other officers of the Corporation and shall be in charge of the overall business strategy of the Corporation. He shall have such further powers and duties as from time to time may be conferred on him by the Board of Directors. In the absence of the Chairman of the Board, he shall preside at all meetings of the shareholders and the Board of Directors.

     SECTION 4.     PRESIDENT.  The President shall be the chief
     ----------     ---------
operating officer of the Corporation. He shall, under the direction of the Chief Executive Officer, supervise the management of the day-to-day business of the Corporation. He shall have such further powers and duties as from time to time may be conferred on him by the Board of Directors or the chief executive officer. In the absence of the Chairman of the Board and the Chief Executive Officer, he shall preside at all meetings of the shareholders and the Board of Directors.

     SECTION 5.     VICE-PRESIDENT.  The Vice-President shall act
     ----------     --------------
in the case of the absence or disability of the Chairman of the Board, the Chief Executive Officer and the President. If there is more than one Vice-President, such Vice-Presidents shall act in the order of precedence, as set out by the Board of Directors.

     SECTION 6.     TREASURER.  The Treasurer shall be
responsible
     ----------     ---------
for the maintenance of proper financial books and records of the Corporation.

     SECTION 7.     SECRETARY.  The Secretary shall keep the
     ----------     ---------
minutes of the meetings of the shareholders and the Directors
(including any committees of the Board of Directors) and shall have custody of and attest the seal of the Corporation.

     SECTION 8.     OTHER DUTIES AND AUTHORITIES.  Each officer,
     ----------     ----------------------------
employee and agent shall have such other duties and authorities as may be conferred on them by the Board of Directors.

     SECTION 9.     REMOVAL.  Any officer may be removed at any
     ----------     -------
time by the Board of Directors, and such vacancy may be filled by the Board of Directors. A contract of employment for a definite term shall not prevent the removal of any officer, but this provision shall not prevent the making of a contract of employment with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment or upon the enforceability of any other provision of a contract of employment.

     SECTION 10.    COMPENSATION.  The salaries of the officers
     -----------    ------------
shall be fixed from time to time by the Board of Directors, subject to the provisions of any applicable contracts of employment. No officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.


                           ARTICLE IV

                DEPOSITORIES, SIGNATURE AND SEAL
                --------------------------------

     SECTION 1.     DEPOSITORIES.  All funds of the Corporation
     ----------     ------------
shall be deposited in the name of the Corporation in such depository or depositories as the Board may designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents as the Board may from time to time authorize.

     SECTION 2.     CONTRACTS.  All contracts and other
instruments
     ----------     ---------
shall be signed on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President, any Vice-President or by such other officer, officers, agent or agents, as the Board of Directors, the Chief Executive Officer, or the President designates from time to time or as the Board from time to time may by resolution provide.

     SECTION 3.     SEAL.  The seal of the Corporation, if it
     ----------     ----
elects to have one, shall be in the form of a disc, with the name of the Corporation and "Indiana" on the periphery thereof and the word "Seal" in the center. The seal may be manually affixed to any document or may be lithographed or otherwise printed on any document with the same force and effect as if it had been affixed manually. The signature of the Secretary or Assistant Secretary shall attest the seal and may be a facsimile if and to the extent permitted by law.


                            ARTICLE V

                         STOCK TRANSFERS
                         ---------------

     SECTION 1.     FORM AND EXECUTION OF CERTIFICATES.  The
     ----------     ----------------------------------
certificates of shares of capital stock of the Corporation shall be in such form as may be approved by the Board of Directors and shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice-President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, provided that any such certificate may be signed by the facsimile signature of any of such officers imprinted thereon if the same is countersigned by a transfer agent of the Corporation, and provided further that certificates bearing the facsimile of the signature of such officers imprinted thereon shall be valid in all respects as if such person or persons were still in office, even though such officer or officers shall have died or otherwise ceased to be officers.

     SECTION 2.     TRANSFERS OF SHARES.  Shares of stock in the
     ----------     -------------------
Corporation shall be transferable only on the books of the Corporation by proper transfer signed by the holder of record thereof or by a person duly authorized to sign for such holder of record. The Corporation or its transfer agent or agents shall be authorized to refuse any transfer unless and until it is furnished such evidence as it may reasonably require showing that the requested transfer is proper.

     SECTION 3.     LOST, DESTROYED OR STOLEN CERTIFICATES. Where
     ----------     --------------------------------------
the holder of record of a share or shares of stock of the Corporation claims that the certificate representing said share has been lost, destroyed or wrongfully taken, the Board shall by resolution provide for the issuance of a certificate to replace the original if the holder of record so requests before the Corporation has notice that the certificate has been acquired by a bona fide purchaser, files with the Corporation a sufficient indemnity bond, and furnishes evidence of such loss, destruction or wrongful taking satisfactory to the Corporation, in the reasonable exercise of its discretion. The Board may authorize such officer or agent as it may designate to determine the sufficiency of such an indemnity bond and to determine reasonably the sufficiency of the evidence of loss, destruction or wrongful taking.

     SECTION 4.     TRANSFER AGENT AND REGISTRAR.  The Board may
     ----------     ----------------------------
(but shall not be required to) appoint a transfer agent or agents and a registrar or registrars to transfers, and may require that all stock certificates bear the signature of such transfer agent or of such transfer agent and registrar.


                           ARTICLE VI

                         INDEMNIFICATION
                         ---------------

     SECTION 1.     INDEMNIFICATION.  The Corporation shall
     ----------     ---------------
indemnify to the fullest extent permitted by the Indiana Business Corporation Law, and to the extent that applicable law from time to time in effect shall permit indemnification that is broader than provided in these Bylaws, then to the maximum extent authorized by law, any individual made a party to a proceeding (as defined in the Indiana Business Corporation Law) because he is or was a director, officer, employee or agent, against liability (as defined in the Indiana Business Corporation Law), incurred in the proceeding.

     SECTION 2.     ADVANCES FOR EXPENSES.  The Corporation shall
     ----------     ---------------------
pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding, and shall have the authority to pay for or reimburse the reasonable expenses of an employee or agent of the Company who is a party to a proceeding, in each case in advance of the final disposition of a proceeding if:

          (a) Such person furnishes the Corporation a written affirmation of his good faith belief that he has met the standard set forth in Section 1 above;

          (b) Such person furnishes the Corporation a written undertaking, executed personally or on his behalf to repay any advances if it is ultimately determined that he did not meet the standard set forth in Section 1 above; and

          (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under the Indiana Business Corporation Law.

     The written undertaking required by paragraph (b) above must be an unlimited general obligation of such person but need not be secured and may be accepted without reference to financial ability to make repayment.

     SECTION 3.     INDEMNIFICATION NOT EXCLUSIVE.  The right to
     ----------     -----------------------------
indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, provision of these Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

     SECTION 4.     AMENDMENT OR REPEAL.  Any repeal or
     ----------     -------------------
modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.


                           ARTICLE VII

                       AMENDMENT OF BYLAWS
                       -------------------

     SECTION 1.     AMENDMENT.  These Bylaws may be altered,
     ----------     ----------
amended, repealed or new Bylaws adopted by the Board of Directors by the affirmative vote of a majority of all directors then holding office.

                                                        EXHIBIT C
                                                        ---------


                          ALRENCO, INC.
                        INITIAL DIRECTORS
                        -----------------


George D. Johnson, Jr., Chairman
Michael D. Walts
Billy W. White, Sr.
Edward W. Phifer, III
John S. Rainey

                                                        EXHIBIT D
                                                        ---------

                             FORM OF
                  STOCKHOLDER VOTING AGREEMENT

     THIS STOCKHOLDER VOTING AGREEMENT (this "Agreement") dated

---------
as of September 28, 1997, is made by and between RTO, Inc., a Delaware corporation ("RTO"), and the stockholder named on the
                       ---
signature page hereto ("Stockholder").  On the date hereof the
                        -----------
Stockholder Beneficially Owns (as defined in Section 11(a) hereof) the number of shares of common stock, par value $.01 per share (the "Alrenco Shares"), of Alrenco, Inc., an Indiana
            --------------
corporation ("Alrenco"), set forth next to the Stockholder's name
              -------
on the signature page hereto.


                      W I T N E S S E T H:
                      --------------------


     WHEREAS, RTO and Alrenco concurrently herewith are entering into an Agreement and Plan of Merger, dated as of September 28, 1997 (the "Merger Agreement"), providing for, among other things,
           ----------------
the merger (the "Merger") of RTO with and into Alrenco, with
                 ------
Alrenco as the surviving corporation; and

     WHEREAS, as an essential condition and inducement to RTO's execution of the Merger Agreement, RTO has requested that the Stockholder agree, and the Stockholder has agreed, to vote (or consent with regard to) all Alrenco Shares as to which the Stockholder has voting power in favor of the Merger as provided herein.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto (each, a "Party"),
                                                               -
----
intending to be legally bound hereby, agree as follows:

     1.   Voting Agreement.  The Stockholder agrees that at any
          ----------------
time the Merger Agreement remains in effect, he will vote all Stockholder Shares (as defined below) on matters as to which the Stockholder is entitled to vote at any annual, special or other meeting of the Stockholders of Alrenco, and at any adjournment or adjournments thereof, or by written consent without a meeting, with respect to all Stockholder Shares, as follows: (i) in favor of approval and adoption of the Merger Agreement, the terms thereof and each of the other transactions contemplated by the Merger Agreement; and (ii) against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including without limitation:
(A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Alrenco and its subsidiaries; or (B) a sale or transfer of a material amount of assets of Alrenco and its subsidiaries or a reorganization, recapitalization or liquidation of Alrenco and its subsidiaries.

     "Stockholder Shares" shall mean the shares of capital stock
      ------------------
of Alrenco (including without limitation the Alrenco Shares) Beneficially Owned by such Stockholder as of the date hereof, or Beneficially Owned by such Stockholder at any time hereafter (including, without limitation, by way of exercise of options or by way of dividend, distribution, exchange, merger, consolidation, recapitalization, reorganization, stock split, grant of proxy or otherwise) by such Stockholder (as adjusted as set forth herein). The Stockholder hereby agrees to promptly notify RTO of the number of any new Stockholder Shares acquired by the Stockholder, if any, after the date hereof. In the event of any change in the Alrenco Shares by reason of a stock dividend, stock split, split up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities that constitute Stockholder Shares hereunder shall be adjusted appropriately.

     2.   Termination.
          -----------

          a. This Agreement shall terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms pursuant to Section 9.1, 9.2, 9.3(a), 9.3(b), 9.3(c), 9.4(a), 9.4(b) or 9.4(d) thereof, or
     (ii) the Effective Time (as defined in the Merger
     Agreement).

          b. Upon termination, this Agreement shall have no further force or effect, except for Section 7 which shall continue to apply to any case, action or proceeding relating to the enforcement of this Agreement.

     3.   Representations and Warranties of Stockholder.  The
          ---------------------------------------------
Stockholder hereby represents and warrants to RTO as follows:

          a.   Due Authorization.  The Stockholder has the legal
               -----------------
     capacity and all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. As of the date hereof, the Stockholder Beneficially Owns the number of the Stockholder Shares listed on the signature page hereof and specified as so owned with no restrictions on the voting rights (except as specified in this Agreement) or rights of disposition pertaining thereto, which constitute all Alrenco Shares Beneficially Owned by such Stockholder. Assuming this Agreement has been duly and validly authorized, executed and delivered by RTO, this Agreement constitutes a valid and binding agreement of the Stockholder, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

          b.   No Conflicts.  Neither the execution and delivery
               ------------
     of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which the Stockholder is a party or by which the Stockholder is bound.

     4.   Representations and Warranties of RTO.  RTO hereby
          -------------------------------------
represents and warrants to the Stockholder as follows:

          a.   Due Authorization.  RTO has the requisite
               -----------------
     corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of RTO and this Agreement has been duly executed by a duly authorized officer of RTO. Assuming this Agreement has been duly and validly executed and delivered by the Stockholder, this Agreement constitutes a valid and binding agreement of RTO, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

          b.   No Conflicts.  Neither the execution and delivery
               ------------
     of this Agreement nor the consummation by RTO of the transactions contemplated hereby will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which RTO is a party or by which RTO is bound.

     5.   No Transfer.  Except as provided in this Agreement or
          -----------
the Merger Agreement, the Stockholder hereby agrees, without the prior written consent of RTO, except pursuant to the terms hereof, not to (i) sell, transfer, assign, pledge or otherwise dispose of or hypothecate any of his Stockholder Shares other than to a "Permitted Transferee" (as defined below) and except that the Stockholder may transfer Stockholder Shares to Alrenco in order to pay the exercise price or withholding taxes applicable in connection with the exercise of employee stock options; (ii) grant any proxies, deposit any Stockholder Shares into a voting trust or enter into a voting agreement with respect to any Stockholder Shares; (iii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing his obligations under this Agreement; or (iv) take any action which would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes. For purposes of this Agreement, "Permitted
                                                               -
-------- Transferee" shall mean an organization that qualifies for
----------
treatment under section 501(c)(3) of the Internal Revenue Code of 1986, as amended. Any Permitted Transferee of Stockholder Shares must become a party to this Agreement and any purported transfer of Stockholder Shares to a person or entity that has not become a party hereto shall be null and void. In furtherance of this Agreement, concurrently herewith the Stockholder shall and hereby does hereby agree to authorize Alrenco to notify the Alrenco transfer agent that there is a stop transfer order with respect to all of the Stockholder Shares (and that this Agreement places limits on the voting and transfer of such shares).

     6.   Entire Agreement.  Other than the Merger Agreement
          ----------------
(including the exhibits, schedules and other documents and instruments referred to therein), this Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto; (c) shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the parties hereto; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law).

     7.   Remedies.  The parties acknowledge that it would be
          --------
impossible to fix money damages for violations of this Agreement and that such violations will cause irreparable injury for which adequate remedy at law is not available and, therefore, this Agreement must be enforced by specific performance or injunctive relief. The parties hereto agree that any party may, in its sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection or defense to the imposition of such relief. Nothing herein shall be construed to prohibit any party from bringing any action for damages in addition to an action for specific performance or an injunction for a breach of this Agreement.

     8.   Legends on Certificates.  Until such time as this
          -----------------------
Agreement shall terminate pursuant to Section 2 hereof, all certificates representing Stockholder Shares shall bear the following legend:

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDER VOTING AGREEMENT, DATED AS OF SEPTEMBER 28, 1997, BY AND BETWEEN RTO, INC. AND THE STOCKHOLDER. ANY TRANSFEREE OF THESE SHARES TAKES SUBJECT TO THE TERMS OF SUCH AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE OFFICES OF ALRENCO, INC.

     9.   Parties in Interest.  Subject to the provisions of
          -------------------
Sections 5 and 6(b) hereof, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, permitted assigns, heirs, executors, administrators and other legal representatives, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     10.  Counterparts.  This Agreement may be executed in two or
          ------------
more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     11.  Definitions.  The following terms shall have the
          -----------
following respective meanings:

          a.   "Beneficial Owner" has the meaning set forth in
                ----------------
     Rule 13d-3 of the Rules and Regulations to the Exchange Act, and "Beneficially Owned" and "Beneficially Owns" shall have
          ------------------       -----------------
     correlative meanings; provided, however, that for purposes
                           --------  -------
     of this Agreement a person shall be deemed to be the Beneficial Owner of Alrenco Shares that may be acquired pursuant to the exercise of an option or other right regardless of when such option is exercisable.

          b.   "Person" shall mean a corporation, association,
                ------
     partnership, joint venture, organization, business, individual, trust, estate or any other entity or group (within the meaning of Section 13(d)(3) of the Exchange
     Act).

     12.  Notices.  All notices and other communications
          -------
hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          a.  If to RTO to:   RTO, Inc.
                              714 E. Kimbrough Street
                              Mesquite, Texas 75149
                              Telecopy No.: 972/288-7753
                              Attention: K. David Belt

             with a copy to:  King & Spalding
                              191 Peachtree Street
                              Atlanta, Georgia 30303
                              Telecopy No.: 404/572-5145
                              Attention: John D. Capers, Jr.

          b. If to the Stockholder, to the address set forth on the signature page hereto.

     13.  Interpretation.  The headings contained in this
          --------------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     14.  Severability.  Any term or provision of this Agreement
          ------------
which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     15.  Further Assurances.  The Stockholder further agrees to
          ------------------
execute all additional writings, consents and authorizations as may be reasonably requested by RTO to evidence the agreements herein.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                              RTO, INC.


                              By:
                                 -------------------------------
                                 Name:
                                 Title:



                              STOCKHOLDER


                              ----------------------------------
                              Name



                              No. of Shares Beneficially Owned:

                              ----------------------------------

                              Address for Notices:

                              ----------------------------------

                              ----------------------------------

                                                        EXHIBIT E
                                                        ---------

                             FORM OF
                  STOCKHOLDER VOTING AGREEMENT

     THIS STOCKHOLDER VOTING AGREEMENT (this "Agreement") dated
                                              ---------
as of September 28, 1997, is made by and between Alrenco, Inc., an Indiana corporation ("Alrenco"), and the stockholder named on
                         -------
the signature page hereto ("Stockholder").  On the date hereof
                            -----------
the Stockholder Beneficially Owns (as defined in Section 11(a) hereof) the number of shares of common stock, par value $.01 per share (the "RTO Shares"), of RTO, Inc., a Delaware corporation
            ----------
("RTO"), set forth next to the Stockholder's name on the
  ---
signature page hereto.


                      W I T N E S S E T H:
                      --------------------

     WHEREAS, RTO and Alrenco concurrently herewith are entering into an Agreement and Plan of Merger, dated as of September 28, 1997 (the "Merger Agreement"), providing for, among other things,
           ----------------
the merger (the "Merger") of RTO with and into Alrenco, with
                 ------
Alrenco as the surviving corporation; and

     WHEREAS, as an essential condition and inducement to Alrenco's execution of the Merger Agreement, Alrenco has requested that the Stockholder agree, and the Stockholder has agreed, to vote (or consent with regard to) all RTO Shares as to which the Stockholder has voting power in favor of the Merger as provided herein.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto (each, a "Party"),
                                                  -----
intending to be legally bound hereby, agree as follows:

     1.   Voting Agreement.  The Stockholder agrees that at any
          ----------------
time the Merger Agreement remains in effect, he will vote all Stockholder Shares (as defined below) on matters as to which the Stockholder is entitled to vote at any annual, special or other meeting of the Stockholders of RTO, and at any adjournment or adjournments thereof, or by written consent without a meeting, with respect to all Stockholder Shares, as follows: (i) in favor of approval and adoption of the Merger Agreement, the terms thereof and each of the other transactions contemplated by the Merger Agreement; and (ii) against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including without limitation:
(A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving RTO and its subsidiaries; or (B) a sale or transfer of a material amount of assets of RTO and its subsidiaries or a reorganization, recapitalization or liquidation of RTO and its subsidiaries. The Stockholder shall use his reasonable best efforts to cause all other stockholders of RTO to vote in favor of approval and adoption of the Merger Agreement, the terms thereof and each of the other transactions contemplated by the Merger Agreement.

     "Stockholder Shares" shall mean the shares of capital stock
      ------------------
of RTO (including without limitation the RTO Shares) Beneficially Owned by such Stockholder as of the date hereof, or Beneficially Owned by such Stockholder at any time hereafter (including, without limitation, by way of exercise of options or by way of dividend, distribution, exchange, merger, consolidation, recapitalization, reorganization, stock split, grant of proxy or otherwise) by such Stockholder (as adjusted as set forth herein). The Stockholder hereby agrees to promptly notify Alrenco of the number of any new Stockholder Shares acquired by the Stockholder, if any, after the date hereof. In the event of any change in the RTO Shares by reason of a stock dividend, stock split, split up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities that constitute Stockholder Shares hereunder shall be adjusted appropriately.

     2.   Termination.
          -----------

          a. This Agreement shall terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms pursuant to Section 9.1, 9.2, 9.3(a), 9.3(b), 9.3(d), 9.4(a), 9.4(b) or 9.4(c) thereof, or
     (ii) the Effective Time (as defined in the Merger
     Agreement).

          b. Upon termination, this Agreement shall have no further force or effect, except for Section 7 which shall continue to apply to any case, action or proceeding relating to the enforcement of this Agreement.

     3.   Representations and Warranties of Stockholder.  The
          ---------------------------------------------
Stockholder hereby represents and warrants to Alrenco as follows:

          a.   Due Authorization.  The Stockholder has the legal
               -----------------
     capacity and all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. As of the date hereof, the Stockholder Beneficially Owns the number of the Stockholder Shares listed on the signature page hereof and specified as so owned with no restrictions on the voting rights (except as specified in this Agreement) or rights of disposition pertaining thereto, which constitute all RTO Shares Beneficially Owned by such Stockholder. Assuming this Agreement has been duly and validly authorized, executed and delivered by Alrenco, this Agreement constitutes a valid and binding agreement of the Stockholder, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

          b.   No Conflicts.  Neither the execution and delivery
               ------------
     of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which the Stockholder is a party or by which the Stockholder is bound.

     4.   Representations and Warranties of Alrenco.  Alrenco
          -----------------------------------------
hereby represents and warrants to the Stockholder as follows:

          a.   Due Authorization.  Alrenco has the requisite
               -----------------
     corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Alrenco and this Agreement has been duly executed by a duly authorized officer of Alrenco. Assuming this Agreement has been duly and validly executed and delivered by the Stockholder, this Agreement constitutes a valid and binding agreement of Alrenco, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

          b.   No Conflicts.  Neither the execution and delivery
               ------------
     of this Agreement nor the consummation by Alrenco of the transactions contemplated hereby will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which Alrenco is a party or by which Alrenco is bound.

     5.   No Transfer.  Except as provided in this Agreement or
          -----------
the Merger Agreement, the Stockholder hereby agrees, without the prior written consent of Alrenco, except pursuant to the terms hereof, not to (i) sell, transfer, assign, pledge or otherwise dispose of or hypothecate any of his Stockholder Shares other than to a "Permitted Transferee" (as defined below) and except that the Stockholder may transfer Stockholder Shares to RTO in order to pay the exercise price or withholding taxes applicable in connection with the exercise of employee stock options;
(ii) grant any proxies, deposit any Stockholder Shares into a voting trust or enter into a voting agreement with respect to any Stockholder Shares; (iii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing his obligations under this Agreement; or (iv) take any action which would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes. For purposes of this Agreement, "Permitted Transferee"
                                            --------------------
shall mean an organization that qualifies for treatment under section 501(c)(3) of the Internal Revenue Code of 1986, as amended. Any Permitted Transferee of Stockholder Shares must become a party to this Agreement and any purported transfer of Stockholder Shares to a person or entity that has not become a party hereto shall be null and void. In furtherance of this Agreement, concurrently herewith the Stockholder shall and does hereby agree to notify RTO that there is a stop transfer order with respect to all of the Stockholder Shares (and that this Agreement places limits on the voting and transfer of such shares).

     6.   Entire Agreement.  Other than the Merger Agreement
          ----------------
(including the exhibits, schedules and other documents and instruments referred to therein), this Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto; (c) shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the parties hereto; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law).

     7.   Remedies.  The parties acknowledge that it would be
          --------
impossible to fix money damages for violations of this Agreement and that such violations will cause irreparable injury for which adequate remedy at law is not available and, therefore, this Agreement must be enforced by specific performance or injunctive relief. The parties hereto agree that any party may, in its sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection or defense to the imposition of such relief. Nothing herein shall be construed to prohibit any party from bringing any action for damages in addition to an action for specific performance or an injunction for a breach of this Agreement.

     8.   Legends on Certificates.  Until such time as this
          -----------------------
Agreement shall terminate pursuant to Section 2 hereof, all certificates representing Stockholder Shares shall bear the following legend:

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDER VOTING AGREEMENT, DATED AS OF SEPTEMBER 28, 1997, BY AND BETWEEN ALRENCO, INC. AND THE STOCKHOLDER. ANY TRANSFEREE OF THESE SHARES TAKES SUBJECT TO THE TERMS OF SUCH AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE OFFICES OF RTO, INC.

     9.   Parties in Interest.  Subject to the provisions of
          -------------------
Sections 5 and 6(b) hereof, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, permitted assigns, heirs, executors, administrators and other legal representatives, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     10.  Counterparts.  This Agreement may be executed in two or
          ------------
more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     11.  Definitions.  The following terms shall have the
          -----------
following respective meanings:

          a.   "Beneficial Owner" has the meaning set forth in
                ----------------
     Rule 13d-3 of the Rules and Regulations to the Exchange Act, and "Beneficially Owned" and "Beneficially Owns" shall have
          ------------------       -----------------
     correlative meanings; provided, however, that for purposes
                           --------  -------
     of this Agreement a person shall be deemed to be the Beneficial Owner of RTO Shares that may be acquired pursuant to the exercise of an option or other right regardless of when such option is exercisable.

          b.   "Person" shall mean a corporation, association,
                ------
     partnership, joint venture, organization, business, individual, trust, estate or any other entity or group (within the meaning of Section 13(d)(3) of the Exchange
     Act).

     12.  Notices.  All notices and other communications
          -------
hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          a.  If to Alrenco to:    Alrenco, Inc.
                                   1736 East Main Street
                                   New Albany, Indiana   47150
                                   Telecopy No.: (812) 948-2579
                                   Attention: Michael D. Walts

               with a copy to:     Stites & Harbison
                                   Suite 1800
                                   400 West Market Street
                                   Louisville, Kentucky   40202
                                   Telecopy No.: (502) 587-6391
                                   Attention: C. Craig Bradley, Jr.

          b. If to the Stockholder, to the address set forth on the signature page hereto.

     13.  Interpretation.  The headings contained in this
          --------------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     14.  Severability.  Any term or provision of this Agreement
          ------------
which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     15.  Further Assurances.  The Stockholder further agrees to
          ------------------
execute all additional writings, consents and authorizations as may be reasonably requested by Alrenco to evidence the agreements herein.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                              ALRENCO, INC.


                              By:
                                  -----------------------------
                                  Name:
                                  Title:



                              RTO STOCKHOLDER


                              By:
                                  -----------------------------
                                  Name:


                              No. of Shares Beneficially Owned:


                              Address for Notices:

                                                        EXHIBIT F
                                                        ---------

                     STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT, dated as of September 28, 1997
(this "Agreement"), by and between ALRENCO, INC., an Indiana
       ---------
corporation ("Issuer"), and RTO, INC., a Delaware corporation
              ------
("Grantee").
  -------

                           WITNESSETH:
                           -----------

          WHEREAS, Grantee and Issuer propose to enter into an Agreement and Plan of Merger dated as of September 28, 1997 (the "Merger Agreement"; capitalized terms not defined herein shall
 ----------------
have the meanings set forth in the Merger Agreement), providing for, among other things, the merger of Grantee with and into Issuer with Issuer as the surviving corporation; and

          WHEREAS, as a condition and inducement to Grantee's willingness to enter into the Merger Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant
Grantee the Option (as defined below).

          NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Issuer and Grantee agree as follows:

          1.   Grant of Option.  Subject to the terms and
               ---------------
conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 600,000 (as
                         ------
adjusted as set forth herein) shares (the "Option Shares") of
                                           -------------
Common Stock, no par value ("Issuer Common Stock"), of Issuer at
                             -------------------
a purchase price of $15.50 per Option Share (the "Purchase
                                                  --------
Price").
-----

          2.   Exercise of Option.  (a) Grantee may exercise the
               ------------------
Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided that, except as provided in the last sentence of this
--------
Section 2(a), the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time, (ii) twelve (12) months after the first occurrence of a Purchase Event or (iii) termination of this Option Agreement in accordance with Section 11(k) hereof; and provided, further that
                                          --------  -------
any purchase of shares upon exercise of the Option shall be subject to compliance with Applicable Law. The rights set forth in Sections 7 and 8 shall not terminate when the right to exercise the Option terminates as set forth herein, but shall extend to such time as is provided in Sections 7 and 8 respectively. Notwithstanding the termination of the Option, Grantee shall be entitled to purchase those Option Shares with respect to which it has exercised the Option in accordance with the terms hereof prior to the termination of the Option.

          (b)  As used herein, a "Purchase Event" means any of
                                  --------------
the following events:

          (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule l4d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), or shall have filed a
                   ------------
     registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to, a tender
                   --------------
     offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding Issuer Common Stock;

          (ii) Issuer or any subsidiary of Issuer, without having received Grantee's prior written consent or except as permitted by the Merger Agreement, shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement with any person (other than Grantee or any subsidiary of Grantee) to (A) effect a merger, consolidation or similar transaction involving Issuer or any subsidiary of Issuer, (B) sell, lease or otherwise dispose of assets of Issuer or its subsidiaries representing 15% or more of the consolidated assets of Issuer and its subsidiaries or
     (C) issue, sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 10% or more of the voting power of Issuer or any of its Significant Subsidiaries (any of the foregoing an "Acquisition
                                            -----------
     Transaction");
     -----------

        (iii) any person (other than Michael D. Walts, Grantee, any subsidiary of Grantee or Issuer or any of its subsidiaries in a fiduciary capacity) shall have acquired beneficial ownership (as such term is defined in Rule l3d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the then outstanding Issuer Common Stock; or

          (iv) the holders of Issuer Common Stock shall not have approved and adopted the Merger Agreement at the meeting of such stockholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case after any person (other than Grantee or any subsidiary of Grantee) shall have publicly announced a proposal, or publicly disclosed an intention to make a proposal, to engage in an Acquisition Transaction. As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

          (c) In the event Grantee wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying
                                       -----------
(i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three (3) business days nor later than fifteen (15) business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if the closing of the purchase and
 ------------    --------
sale pursuant to the Option cannot be consummated by reason of any Applicable Law, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated.

          (d) Notwithstanding Section 2(c), in no event shall any Closing Date be more than eighteen (18) months after the related Notice Date, and if the Closing Date shall not have occurred within eighteen (18) months after the related Notice Date the exercise of the Option effected on the Notice Date shall be deemed to have expired. The provisions of this Section 2 and
Section 3 shall apply with appropriate adjustments to any such exercise.

          3.   Payment and Delivery of Certificates.  (a) On each
               ------------------------------------
Closing Date, Grantee shall pay to Issuer in immediately available funds by wire transfer to a bank account designated by Issuer an amount equal to the Purchase Price multiplied by the Option Shares to be purchased on such Closing Date.

          (b) At each closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer shall deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, and Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of Applicable Law or the provisions of this Agreement.

          (c) Certificates for the Option Shares delivered at each closing shall be endorsed with a restrictive legend which shall read substantially as follows:

          THE TRANSFER OF THE STOCK REPRESENTED BY THIS
          CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING
          UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND
          PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT
          DATED AS OF SEPTEMBER 28, 1997.  A COPY OF SUCH
          AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF
          WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A
          WRITTEN REQUEST THEREFOR.

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

          4.   Representations and Warranties of Issuer.  Issuer
               ----------------------------------------
hereby represents and warrants to Grantee as follows:

          (a)  Due Authorization.  Issuer has all requisite
               -----------------
corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer and constitutes a valid and binding obligation of Issuer, enforceable in accordance with its terms.

          (b)  Authorized Stock.  Issuer has taken all necessary
               ----------------
corporate and other action to authorize and reserve and, subject to obtaining the governmental and other approvals and consents referred to herein, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to
Section 6 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable pursuant to Section 6, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of Issuer.

          (c)  No Conflicts.  Except as disclosed pursuant to the
               ------------
Merger Agreement, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation pursuant to any provision of the Articles of Incorporation or By-laws of Issuer or any subsidiary of Issuer or, subject to obtaining any approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Issuer or any subsidiary of Issuer or their respective properties or assets which violation would have an Alrenco Material Adverse Effect (as defined in the Merger Agreement).

          (d)  Board Action.  The Board of Directors of Issuer
               ------------
has taken all necessary action to approve this Agreement and the consummation of the transactions contemplated hereby and the provisions of Chapters 42 and 43 of the Indiana Business Corporation Law will not apply to this Agreement or the purchase of shares of Issuer Common Stock pursuant to this Agreement.

          5.   Representations and Warranties of Grantee.
               -----------------------------------------
Grantee hereby represents and warrants to Issuer that:

          (a)  Due Authorization.  Grantee has all requisite
               -----------------
corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee and constitutes a valid and binding obligation of Grantee, enforceable in accordance with its terms.

          (b)  No Conflicts.  The execution and delivery of this
               ------------
Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation pursuant to any provision of the Certificate of Incorporation or By-laws of Grantee or any subsidiary of Grantee or, subject to obtaining any approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease or other agreement, obligation, instrument permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Grantee or any subsidiary of Grantee or their respective properties or assets which violation would have an RTO Material Adverse Effect (as defined in the Merger Agreement).

          (c)  Purchase Not for Distribution.  Any Option Shares
               -----------------------------
or other securities acquired by Grantee upon exercise of the Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

          6.   Adjustment upon Changes in Capitalization, etc.
               -----------------------------------------------
(a) In the event of any change in Issuer Common Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option and payment of the aggregate Purchase Price hereunder the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised in full immediately prior to such event, or the record date therefor, as applicable. Whenever the number of shares of Issuer Common Stock purchasable upon exercise of the Option is adjusted as provided in this Section 6, the Purchase Price shall be adjusted by multiplying the Purchase Price by a fraction, the numerator of which shall be equal to the number of shares of Issuer Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Issuer Common Stock purchasable after the adjustment. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 6(a) and other than in connection with the exercise of stock options of Issuer outstanding on the date hereof), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals 9.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

          (b) In the event that Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of the subsidiaries of Grantee, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of the RTO Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or then outstanding shares of Issuer Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee,
                -----------------
of either (X) the Acquiring Corporation (as defined below) or
(Y) any person that controls the Acquiring Corporation.

          (c)  The following terms have the meanings indicated:

          (i)  "Acquiring Corporation" shall mean (A) the
                ---------------------
     continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (B) Issuer in a merger in which Issuer is the continuing or surviving person, and (C) the transferee of all or substantially all of Issuer's assets.

          (ii) "Substitute Common Stock" shall mean the common
                -----------------------
     stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

         (iii) "Average Price" shall mean the average closing
                -------------
     price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that
                                                   --------
     if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Grantee may elect.

          (d) The Substitute Option shall have the same terms as the Option, provided, that if the terms of the Substitute Option
            --------
cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Grantee. The issuer of the Substitute Option shall also enter into an agreement with the Grantee of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option. Without limiting the generality of the foregoing, the provisions of Sections 7, 8, 9 and 10 shall apply with respect to the Substitute Option and any securities for which the Substitute Option becomes exercisable with the same effect as if all references to "Issuer" in such Sections were references to the "Substitute Option Issuer," all references to "Issuer Common Stock" were references to "Substitute Common Stock," and all references to the "Option" were references to the "Substitute Option."

          (e) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Applicable Price (as defined below) multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Purchase Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

          (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 9.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 9.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (f), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment
             ------------------------
to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (f) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (f). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Grantee.

          (g) Issuer shall not enter into any transaction described in subsection (b) of this Section 6 unless the Acquiring Corporation and any person that controls the Acquiring
Corporation assume in writing all the obligations of Issuer hereunder.

          7.   Repurchase at the Option of Grantee.  (a) At the
               -----------------------------------
request of Grantee at any time during the period commencing upon the first occurrence of a Repurchase Event (as defined below) and ending twelve (12) months immediately thereafter, Issuer (or any successor entity thereof) shall repurchase from Grantee (x) the Option, unless the Option shall have expired or been terminated in accordance with the terms hereof, and (y) all shares of Issuer Common Stock purchased by Grantee pursuant hereto with respect to which Grantee then has beneficial ownership. The date on which Grantee exercises its rights under this Section 7 is referred to as the "Request Date". Such repurchase shall be at an aggregate
        ------------
price (the "Section 7 Repurchase Consideration") equal to the sum
            ----------------------------------
of:

          (i) the aggregate exercise price paid by Grantee for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Grantee then has beneficial ownership;

          (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 6), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

        (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 6) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Grantee for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Grantee then has beneficial ownership, multiplied by the number of such shares.

          (b)  If Grantee exercises its rights under this
Section 7, Issuer shall, within ten (10) business days after the Request Date, pay the Section 7 Repurchase Consideration to Grantee in immediately available funds, and Grantee shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. If any regulatory authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 7, Issuer shall promptly give notice of such fact to Grantee and redeliver to Grantee the Option Shares it is then prohibited from repurchasing, and Grantee shall have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the number of shares as to which payment has been made pursuant to Section 7(a)(ii); provided that if the Option shall have terminated prior to the
--------
date of such notice or shall be scheduled to terminate at any time before the expiration of a period ending on the thirtieth business day after such date, Grantee shall nonetheless have the right so to exercise the Option or exercise its rights under
Section 8 until the expiration of such period of thirty (30) business days.

          (c)  For purposes of this Agreement, the "Applicable
                                                    ----------
Price" means the highest of (i) the highest price per share at
-----
which a tender or exchange offer has been made for shares of Issuer Common Stock after the date hereof and on or prior to the Request Date, (ii) the price per share to be paid by any third party for shares of Issuer Common Stock or the consideration per share to be received by holders of Issuer Common Stock, in each case pursuant to an agreement for a merger or other business combination transaction with Issuer entered into on or prior to the Request Date or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the New York Stock Exchange (or, if Issuer Common Stock is not quoted on the New York Stock Exchange, the highest bid price per share as quoted on the National Association of Securities Dealers Automated Quotations System or, if the shares of Issuer Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) during the sixty (60) business days preceding the Request Date. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

          (d)  As used herein, a "Repurchase Event" means any of
                                  ----------------
the following events:

          (i) the occurrence of any of the Purchase Events specified in Section 2(b)(ii), (iii) or (iv); or

          (ii) there shall have occurred any of the Purchase Events specified in Section 2(b)(i) and thereafter the holders of Issuer Common Stock shall not have approved the Merger Agreement at the meeting of such stockholders held for the purpose of voting on the Merger Agreement or such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement.

          8.   Registration Rights.  Issuer shall, if requested
               -------------------
by Grantee at any time and from time to time within three (3) years of the first exercise of the Option, as expeditiously as possible prepare and file up to two registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities under any applicable state securities laws. Grantee agrees to use all reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee shall own beneficially more than 2% of the then outstanding voting power of Issuer. Issuer shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding sixty
(60) days in the aggregate if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect Issuer. Any registration statement prepared and filed under this Section 8, and any sale covered thereby, shall be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto. Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If during the time period referred to in the first sentence of this Section 8 Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it shall allow Grantee the right to participate in such registration, and such participation shall not affect the obligation of Issuer to effect two registration statements for Grantee under this Section 8; provided that, if the managing
                              --------
underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer shall include the shares requested to be included therein by Grantee pro rata with the shares intended to be included therein by Issuer. In connection with any registration pursuant to this Section 8, Issuer and Grantee shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection with such registration.

          9.   Listing.  If Issuer Common Stock or any other
               -------
securities to be acquired upon exercise of the Option are then listed on the New York Stock Exchange or the National Association of Securities Dealers Automated Quotation System, Issuer, upon the request of Grantee, will promptly file an application to list the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the New York Stock Exchange or the National Association of Securities Dealers Automated Quotation System, as applicable, and will use its best efforts to obtain approval of such listing as soon as practicable.

          10.  Division of Option.  This Agreement (and the
               ------------------
Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

          11.  Miscellaneous.  (a) Expenses.  Except as otherwise
               -------------       --------
provided in Sections 7 and 8, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

          (b)  Waiver and Amendment.  Any provision of this
               --------------------
Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          (c)  Entire Agreement; No Third-Party Beneficiary;
               ---------------------------------------------
Severability, Etc.  Except as otherwise set forth in the Merger
------------------
Agreement, this Agreement (including the Merger Agreement and the other documents and instruments referred to herein and therein)
(a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a Federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 2 and 7 (as adjusted pursuant to Section 6), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

          (d)  Governing Law.  This Agreement shall be governed
               -------------
and construed in accordance with the laws of the State of Indiana without regard to any applicable conflicts of law rules.

          (e)  Descriptive Headings.  The descriptive headings
               --------------------
contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          (f)  Notices.  All notices and other communications
               -------
hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to Grantee to:   RTO, Inc.
                              714 East Kimbrough Street
                              Mesquite, Texas 75149
                              Attention: K. David Belt

          with copies to:     King & Spalding
                              191 Peachtree Street
                              Atlanta, Georgia 30303
                              Attention: John D. Capers, Jr., Esq.

          If to Issuer to:    Alrenco, Inc.
                              1736 East Main Street
                              New Albany, Indiana 47150
                              Attention: Michael D. Walts

          with a copy to:     Stites & Harbison
                              400 West Market Street, Suite 1800
                              Louisville, Kentucky 40202
                              Attention: C. Craig Bradley, Jr., Esq.

          (g)  Counterparts.  This Agreement and any amendments
               ------------
hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

          (h)  Assignment.  Neither this Agreement nor any of the
               ----------
rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          (i)  Further Assurances.  In the event of any exercise
               ------------------
of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

          (j)  Specific Performance.  The parties hereto agree
               --------------------
that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

          (k)  Termination.  This Agreement and all rights and
               -----------
obligations hereunder shall terminate upon the termination of the Merger Agreement in accordance with Section 9.1, 9.2, 9.3(a) (but not in the event of termination by RTO under such Section 9.3(a) because of a breach by Issuer of Section 7.2 of the Merger Agreement), 9.3(b) (but only in the event that the Merger Agreement and the Merger shall not have been approved and adopted under circumstances that would not constitute a Purchase Event under Section 2(b)(iv) of this Agreement), 9.3(c), 9.4(a), 9.4(b) or 9.4(c) thereof; provided, however, that nothwithstanding the
                   --------  -------
foregoing, this Agreement shall not terminate as provided in this
Section 11(k) if a Purchase Event occurs prior to or concurrently with the occurrence of the event that under this Section 11(k) would have caused a termination of this Agreement.

          IN WITNESS WHEREOF, Issuer and Grantee have caused this
Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.


                              ALRENCO, INC.


                              By:
                                 ------------------------------
                                 Name:  Michael D. Walts
                                 Title:   Chairman and President



                              RTO, INC.


                              By:
                                 ------------------------------
                                 Name:  Billy W. White, Sr.
                                 Title: President and Chief
                                        Executive Officer

                                                        EXHIBIT G
                                                        ---------

                     STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT, dated as of September 28, 1997
(this "Agreement"), by and between RTO, INC., a Delaware
       ---------
corporation ("Issuer"), and ALRENCO, INC., an Indiana
              ------
corporation ("Grantee").
              -------


                           WITNESSETH:
                           -----------

          WHEREAS, Grantee and Issuer propose to enter into an Agreement and Plan of Merger dated as of September 28, 1997 (the "Merger Agreement"; capitalized terms not defined herein shall
 ----------------
have the meanings set forth in the Merger Agreement), providing for, among other things, the merger of Grantee with and into Issuer with Issuer as the surviving corporation; and

          WHEREAS, as a condition and inducement to Grantee's willingness to enter into the Merger Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant
Grantee the Option (as defined below).

          NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Issuer and Grantee agree as follows:

          1.   Grant of Option.  Subject to the terms and
               ---------------
conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 11,943 (as
                         ------
adjusted as set forth herein) shares (the "Option Shares") of
                                           -------------
Common Stock, no par value ("Issuer Common Stock"), of Issuer at
                             -------------------
a purchase price of $1,400.00 per Option Share (the "Purchase
                                                     --------
Price").
-----


          2.   Exercise of Option.  (a) Grantee may exercise the
               ------------------
Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided that, except as provided in the last sentence of this
--------
Section 2(a), the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time, (ii) twelve (12) months after the first occurrence of a Purchase Event or (iii) termination of this Agreement in accordance with Section 11(k); and provided, further that any
                                   --------  -------
purchase of shares upon exercise of the Option shall be subject to compliance with Applicable Law. The rights set forth in Sections 7 and 8 shall not terminate when the right to exercise the Option terminates as set forth herein, but shall extend to such time as is provided in Sections 7 and 8 respectively. Notwithstanding the termination of the Option, Grantee shall be entitled to purchase those Option Shares with respect to which it has exercised the Option in accordance with the terms hereof prior to the termination of the Option.

          (b)  As used herein, a "Purchase Event" means any of
                                  --------------
the following events:

          (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule l4d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), or shall have filed a
                   ------------
     registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to, a tender
                   --------------
     offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding Issuer Common Stock;

          (ii) Issuer or any subsidiary of Issuer, without having received Grantee's prior written consent or except as permitted by the Merger Agreement, shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement with any person (other than Grantee or any subsidiary of Grantee) to (A) effect a merger, consolidation or similar transaction involving Issuer or any Subsidiary of Issuer, (B) sell, lease or otherwise dispose of assets of Issuer or its subsidiaries representing 15% or more of the consolidated assets of Issuer and its subsidiaries or
     (C) issue, sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 10% or more of the voting power of Issuer or any of its Significant Subsidiaries (any of the foregoing an "Acquisition
                                            -----------
     Transaction");
     -----------

       (iii) any person (other than any person or "group" (as such term is defined under the Exchange Act) that, at the date hereof, beneficially owns or has the right to acquire beneficial ownership (as such term is defined in Rule l3d-3 under the Exchange Act) of 10% or more of the outstanding shares of Issuer Common Stock, Michael D. Walts, Grantee, any subsidiary of Grantee or Issuer or any of its subsidiaries in a fiduciary capacity) shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any group shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the then outstanding Issuer Common Stock; or

          (iv) the holders of Issuer Common Stock shall not have approved and adopted the Merger Agreement at the meeting of such stockholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case after any person (other than Grantee or any subsidiary of Grantee) shall have publicly announced a proposal, or publicly disclosed an intention to make a proposal, to engage in an Acquisition Transaction. As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

          (c) In the event Grantee wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date")
                                       -----------
specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three (3) business days nor later than fifteen (15) business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if the closing
               ------------    --------
of the purchase and sale pursuant to the Option cannot be consummated by reason of any Applicable Law, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated.

          (d) Notwithstanding Section 2(c), in no event shall any Closing Date be more than eighteen (18) months after the related Notice Date, and if the Closing Date shall not have occurred within eighteen (18) months after the related Notice Date the exercise of the Option effected on the Notice Date shall be deemed to have expired. The provisions of this Section 2 and
Section 3 shall apply with appropriate adjustments to any such exercise.

          3.   Payment and Delivery of Certificates.  (a) On each
               ------------------------------------
Closing Date, Grantee shall pay to Issuer in immediately available funds by wire transfer to a bank account designated by Issuer an amount equal to the Purchase Price multiplied by the Option Shares to be purchased on such Closing Date.

          (b) At each closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer shall deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, and Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of Applicable Law or the provisions of this Agreement.

          (c) Certificates for the Option Shares delivered at each closing shall be endorsed with a restrictive legend which shall read substantially as follows:

          THE TRANSFER OF THE STOCK REPRESENTED BY THIS
          CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING
          UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND
          PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT
          DATED AS OF SEPTEMBER 28, 1997.  A COPY OF SUCH
          AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF
          WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A
          WRITTEN REQUEST THEREFOR.

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

          4.   Representations and Warranties of Issuer.  Issuer
               ----------------------------------------
hereby represents and warrants to Grantee as follows:

          (a)  Due Authorization.  Issuer has all requisite
               -----------------
corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer and constitutes a valid and binding obligation of Issuer, enforceable in accordance with its terms.

          (b)  Authorized Stock.  Issuer has taken all necessary
               ----------------
corporate and other action to authorize and reserve and, subject to obtaining the governmental and other approvals and consents referred to herein, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to
Section 6 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable pursuant to Section 6, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of Issuer.

          (c)  No Conflicts.  Except as disclosed pursuant to the
               ------------
Merger Agreement, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation pursuant to any provision of the Certificate of Incorporation or By-laws of Issuer or any subsidiary of Issuer or, subject to obtaining any approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Issuer or any subsidiary of Issuer or their respective properties or assets which violation would have an RTO Material Adverse Effect (as defined in the Merger Agreement).

          (d)  Board Action.  The Board of Directors of Issuer
               ------------
has taken all necessary action to approve this Agreement and the consummation of the transactions contemplated hereby and the provisions of Section 243 of the Delaware General Corporation Law will not apply to this Agreement or the purchase of shares of Issuer Common Stock pursuant to this Agreement.

          5.   Representations and Warranties of Grantee.
               -----------------------------------------
Grantee hereby represents and warrants to Issuer that:

          (a)  Due Authorization.  Grantee has all requisite
               -----------------
corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee and constitutes a valid and binding obligation of Grantee, enforceable in accordance with its terms.

          (b)  No Conflicts.  The execution and delivery of this
               ------------
Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation pursuant to any provision of the Articles of Incorporation or By-laws of Grantee or, subject to obtaining any approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease or other agreement, obligation, instrument permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Grantee or its properties or assets which violation would have an Alrenco Material Adverse Effect (as defined in the Merger Agreement).

          (c)  Purchase Not for Distribution.  Any Option Shares
               -----------------------------
or other securities acquired by Grantee upon exercise of the Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

          6.   Adjustment upon Changes in Capitalization, etc.
               -----------------------------------------------
(a) In the event of any change in Issuer Common Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option and payment of the aggregate Purchase Price hereunder the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised in full immediately prior to such event, or the record date therefor, as applicable. Whenever the number of shares of Issuer Common Stock purchasable upon exercise of the Option is adjusted as provided in this Section 6, the Purchase Price shall be adjusted by multiplying the Purchase Price by a fraction, the numerator of which shall be equal to the number of shares of Issuer Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Issuer Common Stock purchasable after the adjustment. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 6(a) and other than in connection with the exercise of stock options of Issuer outstanding on the date hereof), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals 9.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

          (b) In the event that Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a subsidiary of Grantee, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or a subsidiary of Grantee, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the then outstanding shares of Issuer Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or a subsidiary of Grantee, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee,
                -----------------
of either (X) the Acquiring Corporation (as defined below) or
(Y) any person that controls the Acquiring Corporation.

          (c)  The following terms have the meanings indicated:

               (i)  "Acquiring Corporation" shall mean (A) the
                     ---------------------
          continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer),
          (B) Issuer in a merger in which Issuer is the continuing or surviving person, and (C) the transferee of all or substantially all of Issuer's assets.

               (ii) "Substitute Common Stock" shall mean the
                     -----------------------
          common stock issued by the issuer of the Substitute
          Option upon exercise of the Substitute Option.

             (iii)  "Average Price" shall mean the average
                     -------------
          closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer
                                         --------
          is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Grantee may elect.

          (d) The Substitute Option shall have the same terms as the Option, provided, that if the terms of the Substitute Option
            --------
cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Grantee. The issuer of the Substitute Option shall also enter into an agreement with the Grantee of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option. Without limiting the generality of the foregoing, the provisions of Sections 7, 8, 9 and 10 shall apply with respect to the Substitute Option and any securities for which the Substitute Option becomes exercisable with the same effect as if all references to "Issuer" in such Sections were references to the "Substitute Option Issuer," all references to "Issuer Common Stock" were references to "Substitute Common Stock," and all references to the "Option" were references to the "Substitute Option."

          (e) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Applicable Price (as defined below) multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Purchase Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

          (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 9.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 9.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (f), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment
             ------------------------
to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (f) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (f). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Grantee.

          (g) Issuer shall not enter into any transaction described in subsection (b) of this Section 6 unless the Acquiring Corporation and any person that controls the Acquiring
Corporation assume in writing all the obligations of Issuer hereunder.

          7.   Repurchase at the Option of Grantee.  (a) At the
               -----------------------------------
request of Grantee at any time during the period commencing upon the first occurrence of a Repurchase Event (as defined below) and ending twelve (12) months immediately thereafter, Issuer (or any successor entity thereof) shall repurchase from Grantee (x) the Option, unless the Option shall have expired or been terminated in accordance with the terms hereof, and (y) all shares of Issuer Common Stock purchased by Grantee pursuant hereto with respect to which Grantee then has beneficial ownership. The date on which Grantee exercises its rights under this Section 7 is referred to as the "Request Date". Such repurchase shall be at an aggregate
        ------------
price (the "Section 7 Repurchase Consideration") equal to the sum
            ----------------------------------
of:

               (i) the aggregate exercise price paid by Grantee for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Grantee then has beneficial ownership;

               (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 6), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

             (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 6) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Grantee for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Grantee then has beneficial ownership, multiplied by the number of such shares.

          (b)  If Grantee exercises its rights under this
Section 7, Issuer shall, within ten (10) business days after the Request Date, pay the Section 7 Repurchase Consideration to Grantee in immediately available funds, and Grantee shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. If any regulatory authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 7, Issuer shall promptly give notice of such fact to Grantee and redeliver to Grantee the Option Shares it is then prohibited from repurchasing, and Grantee shall have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the number of shares as to which payment has been made pursuant to Section 7(a)(ii); provided that if the Option shall have terminated prior to the
--------
date of such notice or shall be scheduled to terminate at any time before the expiration of a period ending on the thirtieth business day after such date, Grantee shall nonetheless have the right so to exercise the Option or exercise its rights under
Section 8 until the expiration of such period of thirty (30) business days.

          (c)  For purposes of this Agreement, the "Applicable
                                                    ----------
Price" means the highest of (i) the highest price per share at
-----
which a tender or exchange offer has been made for shares of Issuer Common Stock after the date hereof and on or prior to the Request Date, (ii) the price per share to be paid by any third party for shares of Issuer Common Stock or the consideration per share to be received by holders of Issuer Common Stock, in each case pursuant to an agreement for a merger or other business combination transaction with Issuer entered into on or prior to the Request Date or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the New York Stock Exchange (or, if Issuer Common Stock is not quoted on the New York Stock Exchange, the highest bid price per share as quoted on the National Association of Securities Dealers Automated Quotations System or, if the shares of Issuer Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) during the sixty (60) business days preceding the Request Date. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

          (d)  As used herein, a "Repurchase Event" means any of
                                  ----------------
the following events:

               (i) the occurrence of any of the Purchase Events specified in Section 2(b)(ii), (iii) or (iv); or

               (ii) there shall have occurred any of the Purchase Events specified in Section 2(b)(i) and thereafter the holders of Issuer Common Stock shall not have approved the Merger Agreement at the meeting of such stockholders held for the purpose of voting on the Merger Agreement or such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement.

          8.   Registration Rights.  Issuer shall, if requested
               -------------------
by Grantee at any time and from time to time within three (3) years of the first exercise of the Option, as expeditiously as possible prepare and file up to two registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities under any applicable state securities laws. Grantee agrees to use all reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee shall own beneficially more than 2% of the then outstanding voting power of Issuer. Issuer shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding sixty
(60) days in the aggregate if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect Issuer. Any registration statement prepared and filed under this Section 8, and any sale covered thereby, shall be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto. Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If during the time period referred to in the first sentence of this Section 8 Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it shall allow Grantee the right to participate in such registration, and such participation shall not affect the obligation of Issuer to effect two registration statements for Grantee under this Section 8; provided that, if the managing
                              --------
underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer shall include the shares requested to be included therein by Grantee pro rata with the shares intended to be included therein by Issuer. In connection with any registration pursuant to this Section 8, Issuer and Grantee shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection with such registration.

          9.   Listing.  If Issuer Common Stock or any other
               -------
securities to be acquired upon exercise of the Option are then listed on the New York Stock Exchange or the National Association of Securities Dealers Automated Quotation System, Issuer, upon the request of Grantee, will promptly file an application to list the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the New York Stock Exchange or the National Association of Securities Dealers Automated Quotation System, as applicable, and will use its best efforts to obtain approval of such listing as soon as practicable.

          10.  Division of Option.  This Agreement (and the
               ------------------
Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

          11.  Miscellaneous.  (a) Expenses.  Except as otherwise
               -------------       --------
provided in Sections 7 and 8, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

          (b)  Waiver and Amendment.  Any provision of this
               --------------------
Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          (c)  Entire Agreement; No Third-Party Beneficiary;
               ---------------------------------------------
Severability, Etc.  Except as otherwise set forth in the Merger
------------------
Agreement, this Agreement (including the Merger Agreement and the other documents and instruments referred to herein and therein)
(a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a Federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 2 and 7 (as adjusted pursuant to Section 6), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

          (d)  Governing Law.  This Agreement shall be governed
               -------------
and construed in accordance with the laws of the State of Indiana without regard to any applicable conflicts of law rules.

          (e)  Descriptive Headings.  The descriptive headings
               --------------------
contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          (f)  Notices.  All notices and other communications
               -------
hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to Issuer to:    RTO, Inc.
                              714 East Kimbrough Street
                              Mesquite, Texas 75149
                              Attention: K. David Belt

          with copies to:     King & Spalding
                              191 Peachtree Street
                              Atlanta, Georgia 30303
                              Attention: John D. Capers, Jr., Esq.

          If to Grantee to:   Alrenco, Inc.
                              1736 East Main Street
                              New Albany, Indiana 47150
                              Attention: Michael D. Walts

          with a copy to:     Stites & Harbison
                              400 West Market Street, Suite 1800
                              Louisville, Kentucky 40202
                              Attention: C. Craig Bradley, Jr., Esq.

          (g)  Counterparts.  This Agreement and any amendments
               ------------
hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

          (h)  Assignment.  Neither this Agreement nor any of the
               ----------
rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          (i)  Further Assurances.  In the event of any exercise
               ------------------
of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

          (j)  Specific Performance.  The parties hereto agree
               --------------------
that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

          (k)  Termination.  This Agreement and all rights and
               -----------
obligations hereunder shall terminate upon the termination of the Merger Agreement in accordance with Section 9.1, 9.2, 9.3(a), 9.3(b), 9.3(c), 9.4(a) (but not in the event of termination by Alrenco under such Section 9.4(a) because of a breach by Issuer of Section 7.2 of the Merger Agreement), 9.4(b) (but only in the event that the Merger Agreement and the Merger shall not have been approved and adopted under circumstances that would not constitute a Purchase Event under Section 2(b)(iv) of this Agreement) or 9.4(c) thereof; provided, however, that
                              --------  -------
notwithstanding the foregoing, this Agreement shall not terminate as provided in this Section 11(k) if a Purchase Event occurs prior to or concurrently with the occurrence of the event that under this Section 11(k) would have caused a termination of this Agreement.

          IN WITNESS WHEREOF, Issuer and Grantee have caused this
Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.


                             RTO, INC.


                             By:
                                 -------------------------------
                                 Name:  Billy W. White, Sr.
                                 Title:   President and Chief
                                          Executive Officer




                             ALRENCO, INC.


                             By:
                                 -------------------------------
                                 Name:  Michael D. Walts
                                 Title:   Chairman and President

                                                        EXHIBIT H
                                                        ---------

                   FORM OF AFFILIATE AGREEMENT
                      FOR AFFILIATES OF RTO


Alrenco, Inc.
1736 East Main Street
New Albany, Indiana 47150
Attention: Michael D. Walts

Gentlemen:

     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of RTO, Inc., a Delaware Corporation ("RTO"), as the term "affiliate" is (i) defined for
              ---
purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and
                  ---------------------
Exchange Commission (the "SEC") under the Securities Act of 1933,
                          ---
as amended (the "Securities Act") and/or (ii) used in and for
                 --------------
purposes of Accounting Series Releases 130 and 135, as amended of the SEC. Pursuant to the terms of the Agreement and Plan of Merger dated as of September 28, 1997 (the "Merger Agreement") by
                                            ----------------
and between RTO and Alrenco, Inc., an Indiana corporation ("Alrenco"), RTO will be merged with and into Alrenco, with
  -------
Alrenco continuing as the surviving corporation (the "Merger").
                                                      ------
Capitalized terms used in this letter without definition shall have the meanings assigned to them in the Merger Agreement.

     As a result of the Merger, I may receive shares of Common Stock, no par value, of Alrenco (the "Alrenco Common Stock"). I
                                      --------------------
will have received such Alrenco Common Stock in exchange for shares owned by me of common stock, par value $.01 per share, of RTO (the "Shares").
          ------

     1. I hereby represent, warrant and covenant to Alrenco that in the event I receive my Alrenco Common Stock as a result of the Merger:

          (a) I shall not make any sale, transfer or other disposition of the Alrenco Common Stock in violation of the Securities Act or the Rules and Regulations.

          (b) I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Alrenco Common Stock, to the extent I felt necessary, with my counsel or counsel for RTO.

          (c) I have been advised that the issuance of the Alrenco Common Stock to me pursuant to the Merger has been registered with the SEC under the Securities Act in a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of RTO, (i) I may be deemed to be an affiliate of RTO and (ii) the distribution by me of the Alrenco Common Stock has not been registered under the Securities Act, I may not sell, transfer or otherwise dispose of the Alrenco Common Stock issued to me in the Merger unless, (x) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the Securities Act, (y) such sale, transfer or other disposition has been registered under the Securities Act, or
     (z) in the opinion of counsel reasonably acceptable to Alrenco, such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

          (d) I understand that except as provided for in the Merger Agreement, Alrenco is under no obligation to register the sale, transfer or other disposition of the Alrenco Common Stock by me or on my behalf under the Securities Act or, except as provided in paragraph 2(a) below, to take any other action necessary in order to make compliance with an exemption from such registration available.

          (e) I also understand that there will be placed on the certificates for the Alrenco Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE
               WERE ISSUED IN A TRANSACTION TO WHICH RULE
               145 PROMULGATED UNDER THE SECURITIES ACT OF
               1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED _______________, 19__ BETWEEN THE
               REGISTERED HOLDER HEREOF AND ALRENCO, A COPY
               OF WHICH AGREEMENT IS ON FILE AT THE
               PRINCIPAL OFFICE OF ALRENCO."

          (f) I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145 or pursuant to a registration statement, Alrenco reserves the right to put the following legend on the Certificates issued to my transferee:

               "THE SHARES REPRESENTED BY THIS
               CERTIFICATE HAVE NOT BEEN REGISTERED
               UNDER THE SECURITIES ACT OF 1933 AND
               WERE ACQUIRED FROM A PERSON WHO RECEIVED
               SUCH SHARES IN A TRANSACTION TO WHICH
               RULE 145 PROMULGATED UNDER THE
               SECURITIES ACT OF 1933 APPLIES.  THESE
               SHARES HAVE BEEN ACQUIRED BY THE HOLDER
               NOT WITH A VIEW TO, OR FOR RESALE IN
               CONNECTION WITH, ANY DISTRIBUTION
               THEREOF WITHIN THE MEANING OF THE
               SECURITIES ACT OF 1933 AND MAY NOT SOLD,
               PLEDGED OR OTHERWISE TRANSFERRED EXCEPT
               IN ACCORDANCE WITH AN EXEMPTION FROM THE
               REGISTRATION REQUIREMENTS OF THE
               SECURITIES ACT OF 1933."

          (g) I further represent to and covenant with Alrenco that I will not, during the thirty (30) days prior to the Effective Time (as defined in the Merger Agreement), sell, transfer or otherwise dispose of or reduce my risk (as contemplated by SEC Accounting Series Release No. 135) with respect to Shares or shares of the capital stock of RTO that I may hold and, furthermore, that I will not sell, transfer or otherwise dispose of or reduce my risk (as contemplated by SEC Accounting Series Release No. 135) with respect to the Alrenco Common Stock received by me in the Merger or any other shares of capital stock of Alrenco until after such time as results covering at least thirty (30) days of combined operations of RTO and Alrenco have been published by Alrenco, in the form of a quarterly earnings report, an effective registration statement filed with the SEC or a post-effective amendment to the S-4 Registration Statement filed in connection with the Merger, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations (the period commencing thirty (30) days prior to the Effective Time and ending on the date of publication of the post-merger financial results is referred to herein as the "Pooling Period"). Alrenco shall notify the
          --------------
     "affiliates" of publications of such results. Notwithstanding the foregoing, I understand that during the Pooling Period, subject to providing written notice to Alrenco, I will not be prohibited from selling up to 10% of the Alrenco Common Stock (the "10% Shares") received by me
                                    ----------
     or Shares owned by me or from making charitable contributions or bona fide gifts of the Alrenco Common Stock received by me or Shares owned by me, subject to the same restrictions. The 10% Shares shall be calculated in accordance with SEC Accounting Series Release 135 as amended by Staff Accounting Bulletin No. 76. I covenant with Alrenco that I will not sell, transfer or otherwise dispose of any 10% Shares during the period commencing from the Effective Time and ending on the last day of the Pooling Period except in compliance with Rule 145(d)(i) under the Securities Act or pursuant to charitable contributions or bona fide gifts.

          (h) Execution of this agreement should not be considered an admission on my part that I am an "affiliate" of RTO as described in the first paragraph of this agreement, nor as a waiver of any rights that I may have to object to any claim that I am such an affiliate on or after the date of this agreement.

     2. By Alrenco's acceptance of this agreement, Alrenco hereby agrees with me as follows:

          (a) For so long as and to the extent necessary to permit me to sell the Alrenco Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Alrenco shall (i) use its reasonable best efforts to (x) file, on a timely basis, all reports and date of required to be filed with the SEC by it pursuant to
     Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (y) furnish to me upon
                   ------------
     request a written statement as to whether Alrenco has complied with such reporting requirements during the twelve
     (12) months preceding any proposed sale of the Alrenco Common Stock by me under Rule 145, and (ii) otherwise used its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. Alrenco has filed all reports required to be filed with the SEC under Section 13 of the Exchange Act during the preceding twelve (12) months.

          (b) It is understood and agreed that certificates with the legends set forth in paragraphs (1)(e) and (f) above will be substituted by delivery of certificates without such legend if (i) one year shall have elapsed from the date the undersigned acquired the Alrenco Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then applicable to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Alrenco Common Stock in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) Alrenco has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Alrenco, or a "no-action" letter obtained by the undersigned from the staff of the SEC, to the effect that the restrictions imposed by Rule 144 and 145 under the Securities Act no longer apply to the undersigned.

          (c) Pursuant to and in accordance with Section 7.13 of the Merger Agreement, Alrenco shall publish financial results covering at least thirty (30) days of combined operations as soon as practicable after the Effective Time.


                                   Very truly yours,



                                   ----------------------------
                                   Name:

Agreed and accepted,
this     day of           , 19  .
     --         ----------    --

ALRENCO, INC.


By:
   -----------------------------
      Name:
      Title:

                                                        EXHIBIT I
                                                        ---------

                   FORM OF AFFILIATE AGREEMENT
                    FOR AFFILIATES OF ALRENCO


RTO, Inc.
714 East Kimbrough Street
Mesquite, Texas 75149
Attention: K. David Belt

Alrenco, Inc.
1736 East Main Street
New Albany, Indiana 47150
Attention: Michael D. Walts

Gentlemen:

     I have been advised that as of date of this agreement I may be deemed to be an "affiliate" of Alrenco, Inc., an Indiana corporation ("Alrenco"), as the term "affiliate" is defined for
              -------
purposes of Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission (the "SEC"). Pursuant
                                                ---
to the terms of the Agreement and Plan of Merger dated as of September 28, 1997 (the "Merger Agreement") by and between
                         ----------------
Alrenco and RTO, Inc., a Delaware corporation ("RTO"), RTO will
                                                ---
be merged with and into Alrenco, with Alrenco continuing as the surviving corporation (the "Merger"). Capitalized terms used in
                            ------
this Agreement without definition shall have the meanings assigned to them in the Merger Agreement.

     I represent to and covenant with RTO and Alrenco that I will not, during the thirty (30) days prior to the Effective Time (as defined in the Merger Agreement) and until after such time as results covering at least thirty (30) days of combined operations of RTO and Alrenco have been published by Alrenco, in the form of a quarterly earnings report, an effective registration statement filed with the SEC or a post-effective amendment to the S-4 Registration Statement filed in connection with the Merger, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations, sell, transfer or otherwise dispose of or reduce my risk (as contemplated by SEC Accounting Series Release No. 135) with respect to any shares of the capital stock of Alrenco or RTO that I may hold. I understand that Alrenco shall notify the "affiliates" of the publication of such results. Notwithstanding the foregoing, I understand that subject to providing written notice to Alrenco and subject to SEC Accounting Series Release No. 135 as amended by Staff Accounting Bulletin No. 76, during the forementioned period I will not be prohibited from selling up to 10% of the shares of capital stock of Alrenco that I hold or from making charitable contributions or bona fide gifts of such capital stock that I hold subject the same restrictions.

     Execution of this agreement should not be considered as an admission on my part that I am an "affiliate" of Alrenco as described in the first paragraph of this agreement, nor as a waiver of any rights that I may have to object to any claim that I am such an affiliate on or after the date of this agreement.

     By Alrenco's acceptance of this agreement, Alrenco hereby agrees with me as follows:

          (a) For so long as and to the extent necessary to permit me to sell Alrenco Common Stock pursuant to Rule 144 under the Securities Act, Alrenco shall (i) use its reasonable best efforts to (x) file, on a timely basis, all reports required to be filed with the SEC by it pursuant to
     Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (y) furnish to me upon
                   ------------
     request a written statement as to whether Alrenco has complied with such reporting requirements during the twelve
     (12) months preceding any proposed sale of the Alrenco Common Stock by me under Rule 144, and (ii) otherwise used its reasonable efforts to permit such sales pursuant to Rule
     144. Alrenco has filed all reports required to be filed with the SEC under Section 13 of the Exchange Act during the preceding twelve (12) months.

          (b) It is understood and agreed that certificates with legends required by Rule 144 will be substituted by delivery of certificates without such legend if Alrenco has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Alrenco, or a "no-action" letter obtained by the undersigned from the staff of the SEC, to the effect that the restrictions imposed by Rule 144 under the Securities Act no longer apply to the undersigned.

          (c) Pursuant to and in accordance with Section 7.13 of the Merger Agreement, Alrenco shall publish financial results covering at least thirty (30) days of combined operations as soon as practicable after the Effective Time.


                                   Very truly yours,



                                   -----------------------------
                                   Name:


Agreed and accepted,
this    day of           , 19  .
     --        ----------    --

RTO, INC.


By:
   ----------------------------
      Name:
      Title:


ALRENCO, INC.


By:
   ----------------------------
      Name:
      Title: